                                                                    EXHIBIT 10.1



                                                           EXECUTION COUNTERPART




                                                                      DOCUMENT 1



                           FIRST AMENDED AND RESTATED

                                CREDIT AGREEMENT


                            DATED AS OF JUNE 30, 2002



                                      AMONG

                            CALLON PETROLEUM COMPANY
                                  AS BORROWER,

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                            AS ADMINISTRATIVE AGENT,

                         UNION BANK OF CALIFORNIA, N.A.,
                             AS DOCUMENTATION AGENT,

                                       AND

                          THE LENDERS SIGNATORY HERETO


              $75,000,000 SENIOR SECURED REVOLVING CREDIT FACILITY

                           WACHOVIA SECURITIES, INC.,
                                AS LEAD ARRANGER

                                TABLE OF CONTENTS

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                                                                                                     Page
                                                                                                     ----
ARTICLE I           Definitions and Accounting Matters.............................................    1
    Section 1.01    Terms Defined Above............................................................    1
    Section 1.02    Certain Defined Terms..........................................................    1
    Section 1.03    Accounting Terms and Determinations............................................   20

ARTICLE II          Commitments....................................................................   20
    Section 2.01    Loans and Letters of Credit....................................................   20
    Section 2.02    Borrowings, Continuations and Conversions, Letters of Credit...................   21
    Section 2.03    Changes of Commitments.........................................................   24
    Section 2.04    Fees...........................................................................   24
    Section 2.05    Several Obligations............................................................   25
    Section 2.06    Notes..........................................................................   25
    Section 2.07    Prepayments....................................................................   26
    Section 2.08    Borrowing Base.................................................................   28
    Section 2.09    Assumption of Risks............................................................   30
    Section 2.10    Obligation to Reimburse and to Prepay..........................................   30
    Section 2.11    Lending Offices................................................................   32

ARTICLE III         Payments of Principal and Interest.............................................   32
    Section 3.01    Repayment of Principal.........................................................   32
    Section 3.02    Payment of Interest............................................................   33
    Section 3.03    Payment Waterfall..............................................................   33

ARTICLE IV          Payments; Pro Rata Treatment; Computations; Etc................................   36
    Section 4.01    Payments.......................................................................   36
    Section 4.02    Pro Rata Treatment.............................................................   36
    Section 4.03    Computations...................................................................   37
    Section 4.04    Non-receipt of Funds by the Administrative Agent...............................   37
    Section 4.05    Set-off, Sharing of Payments, Etc..............................................   37
    Section 4.06    Taxes..........................................................................   38
    Section 4.07    Disposition of Proceeds........................................................   41

ARTICLE V           Capital Adequacy and Yield Protection..........................................   42
    Section 5.01    Additional Costs...............................................................   42
    Section 5.02    Limitation on LIBOR Loans......................................................   43
    Section 5.03    Illegality.....................................................................   44
    Section 5.04    Base Rate Loans Pursuant to Sections 5.01, 5.02 and 5.03.......................   44
    Section 5.05    Compensation...................................................................   44
    Section 5.06    Time Limit; Etc................................................................   45
    Section 5.07    Replacement Tranche A Lenders..................................................   45

ARTICLE VI          Conditions Precedent...........................................................   46
    Section 6.01    Initial Funding................................................................   46
    Section 6.02    Initial and Subsequent Loans and Letters of Credit.............................   48

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
    Section 6.03    Conditions Precedent for the Benefit of Lenders................................   49
    Section 6.04    No Waiver......................................................................   49

ARTICLE VII         Representations and Warranties.................................................   50
    Section 7.01    Corporate Existence............................................................   50
    Section 7.02    Financial Condition............................................................   50
    Section 7.03    Litigation.....................................................................   50
    Section 7.04    No Breach......................................................................   50
    Section 7.05    Authority......................................................................   51
    Section 7.06    Approvals......................................................................   51
    Section 7.07    Use of Loans...................................................................   51
    Section 7.08    ERISA..........................................................................   51
    Section 7.09    Taxes..........................................................................   52
    Section 7.10    Titles, etc....................................................................   52
    Section 7.11    No Material Misstatements......................................................   53
    Section 7.12    Investment Company Act.........................................................   53
    Section 7.13    Public Utility Holding Company Act.............................................   53
    Section 7.14    Subsidiaries...................................................................   54
    Section 7.15    Location of Business and Offices...............................................   54
    Section 7.16    Defaults.......................................................................   54
    Section 7.17    Environmental Matters..........................................................   54
    Section 7.18    Compliance with the Law........................................................   55
    Section 7.19    Insurance......................................................................   55
    Section 7.20    Hedging Agreements.............................................................   56
    Section 7.21    Restriction on Liens...........................................................   56
    Section 7.22    Material Agreements............................................................   56
    Section 7.23    Gas Imbalances.................................................................   57

ARTICLE VIII        Affirmative Covenants..........................................................   57
    Section 8.01    Reporting Requirements.........................................................   57
    Section 8.02    Litigation.....................................................................   59
    Section 8.03    Maintenance, Etc...............................................................   59
    Section 8.04    Environmental Matters..........................................................   60
    Section 8.05    Further Assurances.............................................................   61
    Section 8.06    Performance of Obligations.....................................................   61
    Section 8.07    Engineering Reports............................................................   61
    Section 8.08    Title Information..............................................................   62
    Section 8.09    Collateral.....................................................................   63
    Section 8.10    ERISA Information and Compliance...............................................   64

ARTICLE IX          Negative Covenants.............................................................   65
    Section 9.01    Debt...........................................................................   65
    Section 9.02    Liens..........................................................................   66
    Section 9.03    Investments, Loans and Advances................................................   66
    Section 9.04    Dividends, Distributions and Redemptions.......................................   68
    Section 9.05    Sales and Leasebacks...........................................................   68
    Section 9.06    Nature of Business.............................................................   68

    Section 9.07    Limitation on Leases...........................................................   68
    Section 9.08    Mergers, Etc...................................................................   68
    Section 9.09    Proceeds of Notes; Letters of Credit...........................................   69
    Section 9.10    ERISA Compliance...............................................................   69
    Section 9.11    Sale or Discount of Receivables................................................   70
    Section 9.12    Current Ratio..................................................................   70
    Section 9.13    Tangible Net Worth.............................................................   70
    Section 9.14    Financial Charge Coverage Ratio................................................   71
    Section 9.15    Interest Coverage Ratio........................................................   71
    Section 9.16    Sale of Oil and Gas Properties.................................................   71
    Section 9.17    Environmental Matters..........................................................   72
    Section 9.18    Transactions with Affiliates...................................................   72
    Section 9.19    Intentionally Deleted..........................................................   72
    Section 9.20    Subsidiaries...................................................................   72
    Section 9.21    Negative Pledge Agreements.....................................................   72
    Section 9.22    Gas Imbalances, Take-or-Pay or Other Prepayments...............................   73
    Section 9.23    Subordinated Debt..............................................................   73
    Section 9.24    Duke Credit Agreement..........................................................   73
    Section 9.25    Hanover Agreements.............................................................   73
    Section 9.26    Permitted Medusa Transactions..................................................   73

ARTICLE X           Events of Default; Remedies....................................................   73
    Section 10.01   Events of Default..............................................................   73
    Section 10.02   Remedies.......................................................................   75
    Section 10.03   Special Right to Cure..........................................................   77

ARTICLE XI          The Administrative Agent.......................................................   77
    Section 11.01   Appointment, Powers and Immunities.............................................   77
    Section 11.02   Reliance by Administrative Agent...............................................   77
    Section 11.03   Defaults.......................................................................   78
    Section 11.04   Rights as a Lender.............................................................   78
    Section 11.05   INDEMNIFICATION................................................................   78
    Section 11.06   Non-Reliance on Administrative Agent and other Lenders.........................   79
    Section 11.07   Action by Administrative Agent.................................................   80
    Section 11.08   Resignation or Removal of Administrative Agent.................................   80

ARTICLE XII         Miscellaneous..................................................................   81
    Section 12.01   Waiver.........................................................................   81
    Section 12.02   Notices........................................................................   81
    Section 12.03   Payment of Expenses, Indemnities, etc..........................................   81
    Section 12.04   Amendments, Etc................................................................   84
    Section 12.05   Successors and Assigns.........................................................   85
    Section 12.06   Assignments and Participations.................................................   85
    Section 12.07   Invalidity.....................................................................   86
    Section 12.08   Counterparts...................................................................   87
    Section 12.09   References; Use of Word "Including"............................................   87
    Section 12.10   Survival.......................................................................   87

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
    Section 12.11   Captions.......................................................................   87
    Section 12.12   NO ORAL AGREEMENTS.............................................................   87
    Section 12.13   GOVERNING LAW; SUBMISSION TO JURISDICTION......................................   87
    Section 12.14   Interest.......................................................................   89
    Section 12.15   Confidentiality................................................................   89
    Section 12.16   EXCULPATION PROVISIONS.........................................................   90
    Section 12.17   Hedging Agreement Substitution of Collateral...................................   91
    Section 12.18   Amendment, Restatement and Rearrangement of Prior Debt.........................   91
    Section 12.19   Obligations as Senior Indebtedness; Specified Senior Indebtedness..............   91

ANNEXES, EXHIBITS AND SCHEDULES

Annex I    - List of Percentage Shares and Maximum Credit Amounts

Exhibit A-1   - Form of Tranche A Note
Exhibit A-2   - Form of Tranche B Note
Exhibit B     - Form of Borrowing, Continuation and Conversion Request
Exhibit C     - Form of Compliance Certificate
Exhibit D     - List of Security Instruments
Exhibit E-1   - Form of Assignment Agreement - Tranche A
Exhibit E-2   - Form of Assignment Agreement - Tranche B

Schedule 7.02 - Liabilities
Schedule 7.03 - Litigation
Schedule 7.09 - Taxes
Schedule 7.10 - Titles, etc.
Schedule 7.14 - Subsidiaries and Partnerships
Schedule 7.17 - Environmental Matters
Schedule 7.19 - Insurance
Schedule 7.20 - Hedging Agreements
Schedule 7.22 - Material Agreements
Schedule 7.23 - Gas Imbalances
Schedule 9.01 - Debt
Schedule 9.02 - Liens
Schedule 9.03 - Investments, Loans and Advances

                  THIS FIRST AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 30, 2002, is among CALLON PETROLEUM COMPANY, a corporation formed under the laws of the State of Delaware (the "Borrower"); each of the lenders that is a signatory hereto or which becomes a signatory hereto as provided in Section
12.06 (individually, together with its successors and assigns, a "Lender" and, collectively, the "Lenders"); WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, "Wachovia"), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent") and UNION BANK OF CALIFORNIA, N.A., as documentation agent (the "Documentation Agent").

                                 R E C I T A L S

         A. The Borrower has previously requested that the Lenders provide certain loans to and extensions of credit on behalf of the Borrower;

         B. Pursuant to such request, certain of the Lenders agreed to make such loans and extensions of credit subject to the terms and conditions of the Prior Credit Agreement; and

         C. The Borrower has now requested (and the Lenders have agreed) that the Prior Credit Agreement be amended and restated in its entirety in accordance with the terms and provisions of this Agreement.

         D. In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree that the Prior Credit Agreement is hereby amended and restated in its entirety to read as follows:

                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING MATTERS

         Section 1.01 Terms Defined Above. As used in this Agreement, the terms "Administrative Agent," "Borrower," "Wachovia", "Lender," and "Lenders" shall have the meanings indicated above.

         Section 1.02 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have equivalent meanings when used in the plural and vice versa):

         "2002 Subordinated Notes" shall mean the 10.125% Senior Subordinated Notes due September 15, 2002, issued by Borrower under that certain indenture dated July 31, 1997, between Borrower and American Stock Transfer & Trust Company, as Trustee, as modified, renewed, or supplemented from time to time to the extent described in or otherwise permitted under Sections 6.01(l), 9.01 and
9.23 of this Agreement.

         "2004 Subordinated Notes" shall mean the 10.25% Senior Subordinated Notes due September 15, 2004 issued by Borrower under that certain indenture dated July 20, 1999 between Borrower and American Stock Transfer & Trust Company, as trustee, as modified, renewed, or supplemented from time to time to the extent permitted under Sections 9.01 and 9.23 of this Agreement.

         "2005 Subordinated Notes" shall mean the 11% Senior Subordinated Notes due December 15, 2005, issued by Borrower under that certain indenture dated October 26, 2000, between Borrower and American Stock Transfer & Trust Company, as trustee, as modified, renewed, or supplemented from time to time to the extent permitted under Sections 9.01 and 9.23 of this Agreement.

         "Additional Costs" shall have the meaning assigned such term in Section 5.01(a).

         "Affected Loans" shall have the meaning assigned such term in Section 5.04.

         "Affiliate" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person which owns directly or indirectly 20% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to "control" (including, with its correlative meanings, "controlled by" and "under common control with") such corporation or other Person.

         "Agreement" shall mean this Credit Agreement, as the same may from time to time be further amended or supplemented.

         "Aggregate Commitments" at any time shall equal the amount calculated in accordance with Section 2.03.

         "Aggregate Maximum Credit Amount" at any time shall equal the sum of the Maximum Credit Amounts of the Lenders, as the same may be reduced pursuant to Section 2.03(b). The Aggregate Maximum Credit Amount on the Closing Date shall be $75,000,000.

         "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other offices of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

         "Applicable Margin" shall mean the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Tranche A Borrowing Base Utilization as in effect from time to time:

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
--------------------------------------------------------------------------------
          TRANCHE A
  BORROWING BASE UTILIZATION                    APPLICABLE MARGIN
--------------------------------------------------------------------------------
                                   LIBOR LOANS                 BASE RATE LOANS
--------------------------------------------------------------------------------
Less than 50%                         2.00%                         0.25%

Greater than or equal to 50%,         2.25%                         0.50%
but less than 80%

Greater than or equal to 80%          2.50%                         0.75%
--------------------------------------------------------------------------------

Each change in the Applicable Margin resulting from a change in the Tranche A Borrowing Base Utilization shall take effect on the day such change in the Tranche A Borrowing Base Utilization occurs.

         "Assignment" shall have the meaning assigned such term in Section 12.06(b).

         "Availability" shall mean, at any time a determination thereof is to be made, the positive difference, if any, of the Aggregate Commitments minus the sum of the outstanding Loans and the LC Exposure.

         "Base Rate" shall mean, with respect to any Base Rate Loan, for any day, the higher of (i) the Federal Funds Rate for any such day plus 1/2 of 1% or
(ii) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

         "Base Rate Loans" shall mean Tranche A Loans that bear interest at rates based upon the Base Rate.

         "Beneficiaries" shall mean the Administrative Agent, the Lenders, each Issuing Bank and each Affiliate of a Lender that is a party to a Hedge Agreement with the Borrower or any Guarantor.

         "Borrowing Base" shall mean at any time an amount equal to the amount determined in accordance with Section 2.08.

         "Borrowing Base Deficiency" shall occur and be continuing at any time that, and relate to the amount by which, the sum of the aggregate outstanding principal amount of the Loans, plus the LC Exposure, exceeds the Borrowing Base.

         "Business Day" shall mean any day other than a day on which commercial banks are authorized or required to close in Houston, Texas or Charlotte, North Carolina and, where such term is used in the definition of "Quarterly Date" or if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a LIBOR Loan or a notice by the Borrower with respect to any such borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Change of Control" means the occurrence of any of the following events: (a) any Person or two or more Persons, other than the Borrower or any Affiliate of the Borrower, acting as a group shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act, and including holding proxies to vote for the election of directors other than proxies held by the Borrower's management or their designees to be voted in favor of persons nominated by the Borrower's Board of Directors) of 40% or more of the outstanding voting securities of the Borrower, measured by voting power (including both ordinary shares and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in elections for directors of the Borrower), (b) the Borrower shall fail beneficially to own, directly or indirectly, 100% of the outstanding shares of voting capital stock of any of the Guarantors on a fully-diluted basis, or (c) 50% or more of the directors of the Borrower shall consist of Persons not nominated by the Borrower's Board of Directors (not including as Board nominees any directors which the Board is obligated to nominate pursuant to shareholders agreements, voting trust arrangements or similar arrangements).

         "Closing Date" shall mean the date on which all conditions precedent described in Section 6.01 have been satisfied or waived.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

         "Collateral" shall mean the Property owned by the Borrower and the Guarantors which is subject to the Liens existing and to exist under the terms of the Security Instruments.

         "Commitment" shall mean, for any Lender, its Tranche A Commitment and its Tranche B Commitment.

         "Consolidated Net Income" shall mean with respect to the Borrower and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and its Consolidated Subsidiaries after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any Person in which the Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be; (ii) the net income (but not loss) of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP; (iii) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (iv) any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business; and (v) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or write downs of assets.

         "Consolidated Subsidiaries" shall mean each Subsidiary of a Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP. Unless otherwise indicated, each reference to the term "Consolidated Subsidiary" shall mean a Subsidiary consolidated with the Borrower.

         "CPOC" means Callon Petroleum Operating Company, a Delaware corporation.

         "Debt" shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money); (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) all obligations of such Person under leases treated as operating leases under GAAP and as a loan or financing for U.S. income tax purposes; (vi) all Debt (as described in the other clauses of this definition) and other obligations of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (vii) all Debt (as described in the other clauses of this definition) and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor or obligations of others; (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (ix) obligations to deliver goods or services including Hydrocarbons in consideration of advance payments, except as permitted by Section 9.22 and disclosed by Section 8.07(c); (x) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (xi) any capital stock of such Person in which such Person has a mandatory obligation to redeem such stock, but excluding, in the case of the Borrower, mandatory obligations to redeem such stock after September 15, 2004; (xii) any Debt of a Special Entity for which such Person is liable either by agreement or because of a Governmental Requirement; (xiii) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; and (xiv) all obligations of such Person under Hedging Agreements.

         "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

         "Deferred Compensation Plan" shall mean the Callon Petroleum Operating Company Deferred Compensation Plan dated as of December 1, 1996 and the letter to employees dated December 13, 1996 relating thereto.

         "Deficiency Payment" shall mean, in respect of any Borrowing Base Deficiency, any payments made by the Borrower during a Deficiency Period for such Borrowing Base Deficiency equal to either (a) in the case of each such payment the amount of the Borrowing Base Deficiency on the first day of such Deficiency Period divided by six (6) or (b) such other amount as the Tranche A Majority Lenders may approve, which when aggregated with the other such payments for such Deficiency Period, are sufficient to reduce the Borrowing Base Deficiency to zero on or before the final day of such Deficiency Period.

         "Deficiency Period" shall mean any period of time commencing on the date that the Administrative Agent notifies the Borrower of the existence of a Borrowing Base Deficiency and ending on the date which is six (6) months thereafter.

         "Dollars" and "$" shall mean lawful money of the United States of America.

         "Duke Credit Agreement" shall mean that certain Credit Agreement dated as of June 29, 2001 among Callon Petroleum Company, Duke Capital Partners, LLC, as administrative agent and the lenders signatory thereto, as the same may be modified, amended, or restated from time to time, with the consent of the Majority Lenders to the extent permitted under Section 9.24.

         "EBITDA" shall mean, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, taxes, depreciation, depletion and amortization and any other non-cash charges or expenses.

         "Engineering Reports" shall have the meaning assigned such term in
Section 2.08.

         "Environmental Laws" shall mean any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of the Borrower or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

         "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

         "ERISA Event" shall mean (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder, (ii) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "Event of Default" shall have the meaning assigned such term in Section 10.01.

         "Excepted Liens" shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained; (ii) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties or landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) any Liens reserved in leases or farmout agreements for rent or royalties and for compliance with the terms of the farmout agreements or leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (v) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of the Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (vi) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; and (vii) Liens permitted by the Security Instruments.

         "Existing Subordinated Debt" shall mean the 2002 Subordinated Notes, the 2004 Subordinated Notes and the 2005 Subordinated Notes.

         "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with a member of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

         "Fee Letters" shall mean those certain letter agreements between Wachovia and the Borrower and from the Borrower to the Tranche B Lenders, respectively, dated as of even date herewith, concerning certain fees in connection with this Agreement, as the same may be amended or replaced from time to time.

         "Financial Statements" shall mean the financial statement or statements of the Borrower and its Consolidated Subsidiaries described or referred to in
Section 7.02.

         "First Amendment" shall mean that certain First Amendment to Credit Agreement dated as of May 7, 2001, by and among the Borrower, the Administrative Agent, the Documentation Agent, and the Lenders that were parties thereto.

         "Fixed Rate" shall mean, with respect to any Fixed Rate Loan, a rate of interest equal to fifteen percent (15%) per annum.

         "Fixed Rate Loans" shall mean Tranche B Loans which bear interest at the "Fixed Rate".

         "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

         "Governmental Authority" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Borrower, its Subsidiaries or any of their Property or the Administrative Agent, any Lender, any Affiliate of Lender or any Applicable Lending Office.

         "Governmental Requirement" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

         "Guarantors" shall mean CPOC, Callon Offshore Production, Inc., a Mississippi corporation, and Mississippi Marketing, Inc., a Mississippi corporation.

         "Guaranty Agreement" shall mean an agreement executed by each Guarantor in form and substance satisfactory to the Administrative Agent guarantying, unconditionally, payment of the Obligations, as the same may be amended, modified or supplemented from time to time.

         "Hanover Processing Agreement" shall mean that certain Processing Agreement dated as of December 14, 2001 by and between Callon Petroleum Operating Company and Hanover Compression Limited Partnership and an accurate copy of which has been previously provided to the Lenders.

         "Hanover Sales Documents" shall mean that certain Bill of Sale dated as of December 14, 2001 and that certain Engineering, Procurement, Construction and Installation (EPCI) Contract dated as of December 14, 2001 each by and between Callon Petroleum Operating Company and Hanover Compression Limited Partnership and accurate copies of which have been previously provided to the Lenders.

         "Hedging Agreements" shall mean any commodity, interest rate or currency swap, cap, floor, collar, forward agreement (for a term in excess of thirty days) or other exchange or protection agreements or any option with respect to any such transaction.

         "Highest Lawful Rate" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         "Hydrocarbon Interests" shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

         "Hydrocarbons" shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

         "Indemnified Parties" shall have the meaning assigned such term in
Section 12.03(a)(ii).

         "Indemnity Matters" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

         "Initial Funding" shall mean the funding of the initial Loans or issuance of the initial Letters of Credit upon satisfaction of the conditions set forth in Sections 6.01 and 6.02.

         "Initial Reserve Report" shall mean the report of the Borrower, dated March 1, 2002, with respect to the Oil and Gas Properties of the Borrower as of January 1, 2002, a copy of which has been delivered to the Administrative Agent.

         "Interest Period" shall mean, with respect to any LIBOR Loan, the period commencing on the date such LIBOR Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 2.02 (or such other period as may be requested by the Borrower and agreed to by the Tranche A Majority Lenders), except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

         Notwithstanding the foregoing: (i) no Interest Period may end after the Revolving Credit Termination Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) no Interest Period shall have a duration of less than one month and, if the Interest Period for any LIBOR Loans would otherwise be for a shorter period, such Loans shall not be available hereunder.

         "Issuing Bank" shall mean Wachovia or any other Lender agreed to among the Borrower, such Lender and the Administrative Agent to issue Letters of Credit.

         "LC Commitment" at any time shall mean $10,000,000.

         "LC Exposure" at any time shall mean the difference between (i) the aggregate face amount of all undrawn and uncancelled Letters of Credit plus the aggregate of all amounts drawn under all Letters of Credit and not yet reimbursed, minus (ii) the aggregate amount of all cash securing outstanding Letters of Credit pursuant to Section 2.10(b).

         "Letter of Credit Agreements" shall mean the written agreements with the Issuing Bank, as issuing lender for any Letter of Credit, executed in connection with the issuance by the Issuing Bank of the Letters of Credit, such agreements to be on the Issuing Bank's customary form for letters of credit of comparable amount and purpose as from time to time in effect or as otherwise agreed to by the Borrower and the Issuing Bank.

         "Letters of Credit" shall mean the letters of credit issued pursuant to
Section 2.01(b) and all reimbursement obligations pertaining to any such letters of credit, and "Letter of Credit" shall mean any one of the Letters of Credit and the reimbursement obligations pertaining thereto.

         "LIBOR" shall mean the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period commencing on the first day of such Interest Period appearing on Dow Jones Market Service Page 3750 as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period. In the event that such rate does not appear on Dow Jones Market Service Page 3750, "LIBOR" shall be determined by the Administrative Agent to be the rate per annum at which deposits in Dollars are offered by leading reference banks in the London interbank market to Wachovia at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Loan.

         "LIBOR Loans" shall mean Tranche A Loans the interest rates on which are determined on the basis of rates referred to in the definition of "LIBOR Rate".

         "LIBOR Rate" shall mean, with respect to any LIBOR Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient of (i) LIBOR for such Loan for the Interest Period for such Loan divided by (ii) 1 minus the Reserve Requirement for such Loan for such Interest Period.

         "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (ii) production payments and the like payable out of Oil and Gas Properties. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

         "Loan Documents" shall mean this Agreement, the Notes, all Letters of Credit, all Letter of Credit Agreements, the Fee Letters and the Security Instruments.

         "Loans" shall mean the loans as provided for by Section 2.01(a).

         "Majority Lenders" shall mean, at any time, the Tranche A Majority Lenders plus the Tranche B Majority Lenders.

         "Material Adverse Effect" shall mean any set of circumstances or events that (i) has or could reasonably be expected to have any material and adverse effect upon, or result in or reasonably be expected to result in a material adverse change in, (A) the assets, liabilities, prospects, financial condition, business, operations or affairs of the Borrower and its Subsidiaries taken as a whole different from those reflected in the Financial Statements or the financial statements most recently furnished pursuant to Section 8.01(a) or from the facts represented or warranted in any Loan Document, or (B) the ability of the Borrower and its Subsidiaries taken as a whole to carry out their business as at the Closing Date or as proposed as of the Closing Date to be conducted or to duly and punctually pay and perform their obligations under any of the Loan Documents, or (C) the validity, binding effect or enforceability of this Agreement or any of the other Loan Documents or (ii) impairs materially or could reasonably be expected to impair materially the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce its legal remedies pursuant to the Loan Documents or otherwise available at law or in equity.

         "Maximum Credit Amount" shall mean, as to each Lender, the amount set forth opposite such Lender's name on Annex I under the caption "Maximum Credit Amounts" (as the same may be reduced pursuant to Section 2.03(b)), as modified from time to time to reflect any assignments permitted by Section 12.06(b).

         "Mortgaged Oil and Gas Property" shall mean any Oil and Gas Property that is Collateral.

         "Multiemployer Plan" shall mean a Plan defined as such in Section 3(37) or 4001(a)(3) of ERISA.

         "Notes" shall mean the Notes provided for by Section 2.06, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions, amendments, and/or modifications thereof.

         "Obligations" shall mean all indebtedness, obligations and liabilities of the Borrower to any of the Lenders, any of the Lenders' Affiliates, or the Administrative Agent, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising or incurred under any Hedge Agreement, under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement obligations incurred or any of the Notes, Letters of Credit or other instruments at any time evidencing any thereof, including interest accruing subsequent to the filing of a petition or other action concerning bankruptcy or other similar proceedings, and all renewals, extensions, rearrangements, amendments, refinancings, replacements, and/or increases for the foregoing. The term "Obligations" shall include, where the context refers to "Obligations" of any or all of the Guarantors, all obligations of any or all of the Guarantors, pursuant to any and all guarantees, guaranty agreements, and all other instruments, executed by any and all of the Guarantors, now or in the future, guaranteeing all or any portion of the "Obligations" of the Borrower.

         "Oil and Gas Properties" shall mean Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the

Hydrocarbon Interests; and all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

         "Other Taxes" shall have the meaning assigned such term in Section 4.06(b).

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

         "Percentage Share" shall mean the percentage of the Aggregate Commitments to be provided by a Lender under this Agreement as indicated on Annex I hereto, as modified from time to time to reflect any assignments permitted by Section 12.06(b).

         "Permitted Medusa Transaction" means each of the following transactions now or hereafter undertaken by the Borrower or any Subsidiary with respect to the development of Oil and Gas Properties related to Mississippi Canyon Blocks 582, 538, 493, 624, 539, and 581 located in the federal offshore waters of the Gulf of Mexico (the "Medusa Field") in conjunction with the other working interest owners in the Medusa Field:

                  (a) the construction of the gas export line and related facilities designed to transport natural gas production from the Medusa Field to downstream markets (the "Medusa Gas System"); the conveyance of all or a portion thereof to a third party (the "Medusa Gas System Owner") upon completion thereof in consideration of the Medusa Field working interest owners being reimbursed for their actual costs incurred for construction of that portion of the Medusa Gas System so conveyed; and the agreement of the Medusa Field working interest owners to transport all of their future gas production from the Medusa Field for a gathering fee (which gathering fee may vary based on actual throughput) paid to the Medusa Gas System Owner not to exceed $0.40 per MMBTU;

                  (b) the construction of the oil export line and related facilities designed to transport oil production from the Medusa Field to downstream markets (the "Medusa Oil System"); the conveyance of all or a portion thereof to a third party (the "Medusa Oil System Owner") upon completion thereof in consideration of the Medusa Field working interest owners being reimbursed for their actual costs incurred for construction of that portion of the Medusa Oil System so conveyed; and the agreement of the Medusa Field working interest owners to transport all of their future oil production from the Medusa Field for a transportation fee (which transportation fee may vary based on actual throughput) paid to the Medusa Oil System Owner not to exceed $1.50 per BBL (with a guaranteed minimum throughput volume not to exceed sixty percent (60%) of the total proved reserves attributable to the Medusa Field as reflected in the Initial Reserve Report); and

                  (c) the construction of a spar facility ( the "Medusa SPAR") to produce and process the Medusa field hydrocarbons; the conveyance of all or a portion thereof to a third party (the "Medusa SPAR Owner") upon completion thereof in consideration of the Medusa Field working interest owners being reimbursed for their actual costs incurred for construction of that portion of the Medusa SPAR so conveyed; and the agreement of the Medusa Field working interest owners to produce and process all of their future production from the Medusa Field through the Medusa SPAR for a tariff (which tariff may vary based on actual throughput) paid to the Medusa SPAR Owner not to exceed $4.00 per BOE (with a guaranteed minimum throughput volume not to exceed sixty percent (60%) of the total proved reserves attributable to the Medusa Field as reflected in the Initial Reserve Report and reimbursement of certain insurance costs of the Medusa SPAR Owner).

         "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

         "Plan" shall mean any employee pension benefit plan, as defined in
Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the Borrower, any Subsidiary or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by the Borrower, any Subsidiary or an ERISA Affiliate.

         "Post-Default Rate" shall mean, in respect of any principal of any Loan and any past due interest thereon or any other amount payable by the Borrower under this Agreement or any other Loan Document, a rate per annum during the period commencing on the date of occurrence of an Event of Default until such amount is paid in full or all Events of Default are cured or waived equal to 2% per annum above the Base Rate as in effect from time to time plus the Applicable Margin (if any), but in no event to exceed the Highest Lawful Rate; provided however, that (a) for a LIBOR Loan, and any past due interest thereon, the "Post-Default Rate" for such principal shall be, for the period commencing on the date of occurrence of an Event of Default and ending on the earlier to occur of the last day of the Interest Period therefor or the date all Events of Default are cured or waived, 2% per annum above the interest rate for such Loan as provided in Section 3.02(a)(ii), but in no event, to exceed the Highest Lawful Rate, and (b) for a Fixed Rate Loan and any past due interest thereon, the "Post-Default Rate" shall be, for the period commencing on the date of occurrence of an Event of Default and ending on the date all Events of Default are cured or waived, 1% per annum above the Fixed Rate, but in no event to exceed the Highest Lawful Rate.

         "Prime Rate" shall mean the rate of interest from time to time announced publicly by the Administrative Agent at the Principal Office as its prime commercial lending rate. Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate, it being understood that many of the

Administrative Agent's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

         "Principal Office" shall mean the principal office of the Administrative Agent, presently located at 301 South College Street, Charlotte, North Carolina 28288.

         "Prior Credit Agreement" shall mean that certain Credit Agreement dated as of October 30, 2000, among Callon Petroleum Company, as borrower, and First Union National Bank (now Wachovia Bank, National Association), as a lender and administrative agent and Union Bank of California, N.A., as a lender and documentation agent, as amended, supplemented and modified by the First Amendment, Second Amendment and Third Amendment.

         "Prior Debt" shall mean the outstanding Debt under the Prior Credit Agreement.

         "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Quarterly Dates" shall mean the second to last Business Day of each March, June, September, and December, in each year, the first of which shall be September 27, 2002.

         "Redetermination Date" shall mean the date that the redetermined Borrowing Base becomes effective subject to the notice requirements specified in
Section 2.08(e) both for scheduled redeterminations and unscheduled redeterminations.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

         "Regulatory Change" shall mean, with respect to any Tranche A Lender, any change after the Closing Date in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including such Lender or its Applicable Lending Office) of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

         "Required Payment" shall have the meaning assigned such term in Section 4.04.

         "Reserve Report" shall mean a report, in form and substance satisfactory to the Administrative Agent, setting forth, as of each January 1 (or such other date in the event of an unscheduled redetermination); (i) the oil and gas reserves attributable to the Borrower's Oil and Gas Properties together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time and (ii) such other information as the Administrative Agent may reasonably request. The term "Reserve Report" shall also include the information to be provided by the Borrower as of July 1 of each year pursuant to Section 8.07(a).

         "Reserve Requirement" shall mean, for any Interest Period for any LIBOR Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which LIBOR is to be determined as provided in the definition of "LIBOR" or (ii) any category of extensions of credit or other assets which include a LIBOR Loan.

         "Responsible Officer" shall mean, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and, with respect to financial matters, the term "Responsible Officer" shall include the Chief Financial Officer or the Treasurer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

         "Revolving Credit Termination Date" shall mean the earlier to occur of
(i) June 30, 2004, or (ii) the date that the Commitments are sooner terminated pursuant to Sections 2.03(b) or 10.02.

         "Scheduled Redetermination Date" shall have the meaning assigned such term in Section 2.08(d).

         "SEC" shall mean the Securities and Exchange Commission or any successor Governmental Authority.

         "Second Amendment" shall mean that certain Second Amendment to Credit Agreement dated as of June 29, 2001, by and among the Borrower, the Administrative Agent, the Documentation Agent, and the Lenders that were parties thereto.

         "Security Instruments" shall mean the agreements or instruments described or referred to in Exhibit D, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Obligations pursuant to this Agreement) in connection with, or as security for the payment or performance of, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, supplemented or restated from time to time.

         "Special Entity" shall mean any joint venture, limited liability company or partnership, general or limited partnership or any other type of partnership or company other than a corporation in which a Person or one or more of its other Subsidiaries is a member, owner, partner or joint venturer and owns, directly or indirectly, at least a majority of the equity of such entity or controls such entity, but excluding any tax partnerships that are not classified as partnerships under state law. For purposes of this definition, any Person which owns directly or indirectly an equity investment in another Person which allows the first Person to manage or elect managers who manage the normal activities of such second Person will be deemed to "control" such second Person (e.g. a sole general partner controls a limited partnership).

         "Subordinated Debt" shall mean any Debt of the Borrower expressly subordinated to the Obligations, on terms specifically including, without limitation, that payments on such Debt shall be prohibited if a Default exists or would result from such payment, and other terms and conditions and pursuant to documentation, all in form and substance satisfactory to both the Tranche A Majority Lenders and the Tranche B Majority Lenders.

         "Subsidiary" shall mean (i) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by another Person or one or more of such Person's Subsidiaries or by such Person and one or more of its Subsidiaries and (ii) any Special Entity of which at least a majority of the equity interests are owned, directly or indirectly or controlled by such Person. Unless otherwise indicated herein, each reference to the term "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Tangible Net Worth" shall mean, as at any date, the sum of the following for the Borrower and its Consolidated Subsidiaries determined (without duplication) in accordance with GAAP:

         (i) the amount of preferred stock and common stock at par plus the amount of surplus of the Borrower, plus

         (ii) the retained earnings (or, in the case of retained earnings deficit, minus the amount of such deficit), minus

         (iii) the sum of the following: cost of treasury shares and the book value of all assets of the Borrower and its Consolidated Subsidiaries which should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings), excluding intangibles arising directly from oil and gas drilling, but in any event including as such intangibles the following: goodwill, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any writeup in the book value of assets resulting from a revaluation thereof or resulting from any changes in GAAP subsequent to March 31, 2002; plus

         (iv) any writedown in the book value of assets resulting from a revaluation thereof (including any SEC ceiling test writedowns of the value of Oil and Gas Properties) or resulting from any changes in GAAP subsequent to March 31, 2002.

         "Taxes" shall have the meaning assigned such term in Section 4.06(a).

         "Third Amendment" shall mean that certain Third Amendment to Credit Agreement dated as of December 14, 2001, by and among the Borrower, the Administrative Agent, the Documentation Agent, and the Lenders that were parties thereto.

         "Tranche A Aggregate Commitments" at any time shall equal the amount calculated in accordance with Section 2.03.

         "Tranche A Aggregate Maximum Credit Amount" at any time shall equal the Aggregate Maximum Credit Amount, as the same may be reduced pursuant to Section 2.03(b), minus the Tranche B Aggregate Maximum Credit Amount. The Tranche A Aggregate Maximum Credit Amount on the Closing Date shall be $45,000,000.

         "Tranche A Base Rate Loans" shall have the same meaning as Base Rate Loans.

         "Tranche A Borrowing Base" shall mean at any time an amount equal to the amount determined in accordance with Section 2.08.

         "Tranche A Borrowing Base Utilization" shall mean, at any time a determination thereof is to be made, the quotient, expressed as a percentage, of
(i) the sum of the outstanding Tranche A Loans plus the LC Exposure, divided by
(ii) the Tranche A Borrowing Base.

         "Tranche A Commitment" shall mean, for any Tranche A Lender, its obligation to make Tranche A Loans as provided in Section 2.01(a)(i) and to participate in the Letters of Credit as provided in Section 2.01(b) up to the lesser of (i) such Lender's Tranche A Maximum Credit Amount and (ii) such Lender's Tranche A Percentage Share of the amount equal to the then effective Tranche A Borrowing Base.

         "Tranche A Lenders" shall mean each of the Lenders designated as a Tranche A Lender on Annex I or each Lender who becomes an assignee of any such Tranche A Lender and a signatory as provided in Section 12.06.

         "Tranche A LIBOR Loans" shall have the same meaning as LIBOR Loans.

         "Tranche A Loans" shall mean all Loans made by the Tranche A Lenders pursuant to Section 2.01(a)(i) of this Agreement.

         "Tranche A Majority Lenders" shall mean at any time while no Tranche A Loans or Letters of Credit are outstanding, Tranche A Lenders having at least sixty-six and two-thirds percent (66-2/3%) of the Tranche A Aggregate Commitments and, at any time while Tranche A Loans or Letters of Credit are outstanding, Tranche A Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding principal amount of the Tranche A Loans and Letters of Credit (without regard to any sale by a Tranche A Lender of a participation in any Loan or Letter of Credit under Section 12.06 (c)).

         "Tranche A Maximum Credit Amounts" shall mean, as to each Tranche A Lender, the amount set forth opposite such Tranche A Lender's name on Annex I under the caption "Tranche A Maximum Credit Amounts" (as the same may be reduced pursuant to Section 2.03(b) or increased pursuant to Section 2.07(a) pro rata to each Tranche A Lender based on its Tranche A Percentage Share), as modified from time to time to reflect any assignments permitted by Section 12.06(b).

         "Tranche A Percentage Share" shall mean the percentage of the Tranche A Aggregate Commitments to be provided by a Tranche A Lender under this Agreement as indicated on Annex I hereto, as modified from time to time to reflect any assignments permitted by Section 12.06(b).

           "Tranche B Aggregate Commitments" at any time shall equal the amount calculated in accordance with Section 2.03.

           "Tranche B Aggregate Maximum Credit Amount" at any time shall equal the sum of the Maximum Credit Amounts of the Tranche B Lenders, as the same may be reduced pursuant to Section 2.03(b) or Section 2.07(a). The Tranche B Aggregate Maximum Credit Amount on the Closing Date shall be $30,000,000.

           "Tranche B Borrowing Base" shall mean at any time an amount equal to the amount determined in accordance with Section 2.08.

           "Tranche B Commitment" shall mean, for any Tranche B Lender, its obligation to make Tranche B Loans as provided in Section 2.01(a)(ii) up to the lesser of (i) such Lender's Tranche B Maximum Credit Amount and (ii) such Lender's Tranche B Percentage Share of the amount equal to the then effective Tranche B Borrowing Base.

           "Tranche B Fixed Rate Loans" shall have the same meaning as Fixed Rate Loans and Tranche B Loans.

           "Tranche B Lenders" shall mean each of the Lenders designated as a Tranche B Lender on Annex I or each Lender who becomes an assignee of any such Tranche B Lender and a signatory as provided in Section 12.06.

           "Tranche B Loans" shall mean all Loans made by the Tranche B Lenders pursuant to Section 2.01(a)(ii) of this Agreement.

           "Tranche B Majority Lenders" shall mean at any time while no Tranche B loans are outstanding, Tranche B Lenders having at least fifty-one percent (51%) of the Tranche B Aggregate Commitments and, at any time while Tranche B Loans are outstanding, Tranche B Lenders holding at least fifty-one percent (51%) of the outstanding principal amount of the Tranche B Loans (without regard to any sale by a Tranche B Lender of a participation in any Loan under Section
12.06 (c)).

           "Tranche B Maximum Credit Amounts" shall mean, as to each Tranche B Lender, the amount set forth opposite such Tranche B Lender's name on Annex I under the caption "Tranche B Maximum Credit Amounts" (as the same may be reduced pursuant to Section 2.03(b) pro rata to each Tranche B Lender based on its Tranche B Percentage Share), as modified from time to time to reflect any assignments permitted by Section 12.06(b).

           "Tranche B Percentage Share" shall mean the percentage of the Tranche B Aggregate Commitments to be provided by a Tranche B Lender under this Agreement as indicated on Annex I hereto, as modified from time to time to reflect any assignments permitted by Section 12.06(b).

      "Transfer" shall have the meaning assigned such term in Section 9.16.

      "Type" shall mean, with respect to any Loan, a Base Rate Loan, a LIBOR Loan, or a Fixed Rate Loan.

      Section 1.03 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of the Borrower referred to in Section 7.02 (except for changes concurred with by the Borrower's independent public accountants).

                                   ARTICLE II

                                   COMMITMENTS

      Section 2.01 Loans and Letters of Credit.

      (a)   Loans.

                  (i) Each Tranche A Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Borrower during the period from and including (i) the Closing Date or (ii) such later date that such Tranche A Lender becomes a party to this Agreement as provided in Section 12.06(b), to, but excluding, the Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender's Tranche A Commitment as then in effect; provided, however, that the aggregate principal amount of all such Loans by all Tranche A Lenders hereunder at any one time outstanding, plus the LC Exposure shall not exceed the Tranche A Aggregate Commitments. Subject to the terms of this Agreement, during the period from the Closing Date to, but excluding, the Revolving Credit Termination Date, the Borrower may borrow, repay and reborrow the amount described in this Section 2.01(a)(i). On and after the Closing Date, all outstanding loans under the Prior Credit Agreement (other than those loans being contemporaneously repaid from the proceeds of any Tranche B Loans made on the Closing Date) shall be and be deemed to be Tranche A Base Rate Loans.


                  (ii) Each Tranche B Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Borrower during the period from and including (i) the Closing Date or (ii) such later date that such Tranche B Lender becomes a party to this Agreement as provided in Section 12.06(b), to, but excluding the Revolving Credit Termination Date in an aggregate principal amount up to, but not exceeding, the amount of such Lender's Tranche B Commitment as then in effect; provided, however, that the aggregate principal amount of all such Loans by all Tranche B Lenders hereunder at any one time outstanding shall not exceed the Tranche B Aggregate Commitments. Subject to the terms of this Agreement, during the period from the Closing Date to, but excluding, the Revolving Credit Termination Date, the Borrower may borrow and repay but not reborrow the amount described in this Section 2.01(a)(ii).

      (b) Letters of Credit. During the period from and including the Closing Date to, but excluding, the Revolving Credit Termination Date, the Issuing Bank, as issuing bank for the Tranche A Lenders, agrees to extend credit for the account of the Borrower or any Guarantor at any time and from time to time by issuing, renewing, extending or reissuing Letters of Credit; provided, however, the LC Exposure at any one time outstanding shall not exceed the lesser of (i) the LC Commitment or (ii) the Tranche A Aggregate Commitments, as then in effect, minus the aggregate principal amount of all Tranche A Loans and the LC Exposure then outstanding. The Tranche A Lenders shall participate in such Letters of Credit according to their respective Tranche A Percentage Shares. No more than five Letters of Credit shall be outstanding at any one time. Each of the Letters of Credit shall (i) be issued by the Issuing Bank, (ii) contain such terms and provisions as are reasonably required by the Issuing Bank, (iii) be for the account of the Borrower and (iv) expire not later than the earlier to occur of (A) one year after the date of its issuance and (B) two (2) days before the Revolving Credit Termination Date. On and after the Closing Date, any Letters of Credit issued and outstanding under the Prior Credit Agreement shall be deemed to be Letters of Credit issued hereunder.

      (c) Limitation on Types of Loans. All Tranche B Loans up to the amount of the Tranche B Aggregate Commitments shall be Fixed Rate Loans. All Tranche A Loans up to the amount of the Tranche A Aggregate Commitments (at the option of the Borrower, and provided that they are done in compliance with the other terms and conditions of this Agreement) may be Base Rate Loans or LIBOR Loans; provided that, without the prior written consent of the Tranche A Majority Lenders, no more than six (6) LIBOR Loans may be outstanding at any time.

Section 2.02 Borrowings, Continuations and Conversions, Letters of Credit.

      (a) Borrowings. The Borrower shall give the Administrative Agent (which shall promptly notify the applicable Lenders) advance notice as hereinafter provided of each borrowing hereunder, which shall specify (i) the aggregate amount of such borrowing, (ii) the Type and (iii) the date (which shall be a Business Day) of the Loans to be borrowed, and (iv) (in the case of LIBOR Loans) the duration of the Interest Period therefor.

      (b) Minimum Amounts. All Base Rate Loan and Fixed Rate Loan borrowings shall be in amounts of at least $100,000 or the remaining balance of the Tranche A Aggregate Commitments or Tranche B Aggregate Commitments (as applicable), if less, or any whole multiple of $50,000 in excess thereof, and all LIBOR Loans shall be in amounts of at least $500,000 or any whole multiple of $100,000 in excess thereof.

      (c) Notices. All borrowings, continuations and conversions shall require advance written notice to the Administrative Agent (which shall promptly notify the applicable Lenders) in the form of Exhibit B (or telephonic notice promptly confirmed by such a written notice), which in each case shall be irrevocable, from the Borrower to be received by the Administrative Agent not later than (i) 11:00 a.m. on the date of each Base Rate Loan borrowing, (ii) 12:00 noon Charlotte, North Carolina time three Business Days prior to the date of each LIBOR Loan borrowing, continuation or conversion, and (iii) 12:00 noon Charlotte, North Carolina time five (5) Business Days prior to the date of each Fixed Rate Loan borrowing. Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Administrative Agent may act without liability upon the basis of telephonic notice believed by the Administrative Agent in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice except in the case of gross negligence or willful misconduct by the Administrative Agent.

      (d) Continuation Options. Subject to the provisions made in this Section 2.02(d), the Borrower may elect to continue all or any part of any LIBOR Loan beyond the expiration of the then current Interest Period relating thereto by giving advance notice as provided in Section 2.02(c) to the Administrative Agent (which shall promptly notify the Tranche A Lenders) of such election, specifying the amount of such Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Borrower shall be deemed to have elected to convert such LIBOR Loan to a Base Rate Loan pursuant to Section 2.02(e). All or any part of any LIBOR Loan may be continued as provided herein, provided that (i) any continuation of any such Loan shall be (as to each Loan as continued for an applicable Interest Period) in amounts of at least $500,000 or any whole multiple of $100,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, each LIBOR Loan shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto.

      (e) Conversion Options. The Borrower may elect to convert all or any part of any LIBOR Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving advance notice to the Administrative Agent (which shall promptly notify the Tranche A Lenders) of such election. Subject to the provisions made in this Section 2.02(e), the Borrower may elect to convert all or any part of any Base Rate Loan at any time and from time to time to a LIBOR Loan by giving advance notice as provided in Section 2.02(c) to the Administrative Agent (which shall promptly notify the Tranche A Lenders) of such election. All or any part of any outstanding Tranche A Loan may be converted as provided herein, provided that (i) any conversion of any Base Rate Loan into a LIBOR Loan shall be (as to each such Loan into which there is a conversion for an applicable Interest Period) in amounts of at least $500,000 or any whole multiple of $100,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, no Base Rate Loan may be converted into a LIBOR Loan.

      (f) Advances. Not later than 2:00 p.m. Charlotte, North Carolina time on the date specified for each borrowing hereunder, each applicable Lender shall make available the amount of the Loan to be made by it on such date to the Administrative Agent, to an account which the Administrative Agent shall specify, in immediately available funds, for the account of the Borrower. The amounts so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account of CPOC (until the hereinafter defined Required CPOC Capital Contribution Amount has been made), designated by CPOC. All funds so deposited with CPOC shall be recorded on the books of the Borrower as capital contributions to CPOC until such time as the sum of such capital contributions, together with any other capital contributions made or deemed made by the Borrower to CPOC as a result of the forgiveness or exchange of any Debt owed by CPOC to Borrower arising from intercompany advances made by Borrower to CPOC and funded with the proceeds of the advances under the Prior Credit Agreement, equals the Aggregate Maximum Credit Amount (the "Required CPOC Capital Contribution Amount"). Thereafter, all such funds shall be made available to Borrower by depositing the same, in immediately available funds, in an account of the Borrower, designated by the Borrower.

(g)   Letters of Credit.

                  (i) The Borrower shall give the Issuing Bank (which shall
            promptly notify the Tranche A Lenders of such request and their Tranche A Percentage Share of such Letter of Credit) advance notice to be received by the Issuing Bank not later than 11:00 a.m. Charlotte, North Carolina time not less than three (3) Business Days prior thereto of each request for the issuance, and at least three
            (3) Business Days prior to the date of the renewal or extension, of a Letter of Credit hereunder which request shall specify (i) the amount of such Letter of Credit which shall be at least $50,000,
            (ii) the date (which shall be a Business Day) such Letter of Credit is to be issued, renewed or extended, (iii) the duration thereof,
            (iv) the name and address of the beneficiary thereof, (v) the type of the Letter of Credit and (vi) such other information as the Administrative Agent may reasonably request, all of which shall be reasonably satisfactory to the Administrative Agent. Subject to the terms and conditions of this Agreement, on the date specified for the issuance, renewal or extension of a Letter of Credit, the Administrative Agent shall issue, renew or extend such Letter of Credit to the beneficiary thereof.

                  (ii) In conjunction with the issuance of each Letter of
            Credit, the Borrower and the applicable Guarantor, if the account party, shall execute a Letter of Credit Agreement. In the event of any conflict between any provision of a Letter of Credit Agreement and this Agreement, the Borrower, the Issuing Bank, the Administrative Agent and the Tranche A Lenders hereby agree that the provisions of this Agreement shall govern.

                  (iii) The Issuing Bank will send to the Borrower and each
            Tranche A Lender, immediately upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto.

Section 2.03 Changes of Commitments.

      (a) The Aggregate Commitments shall at all times be equal to the lesser of
(i) the Aggregate Maximum Credit Amounts after adjustments resulting from reductions pursuant to Section 2.03(b) or (ii) the Borrowing Base as determined from time to time. The Tranche A Aggregate Commitments shall at all times be equal to the lesser of (i) the Tranche A Aggregate Maximum Credit Amounts after adjustments resulting from reductions pursuant to Section 2.03(b) or (ii) the Tranche A Borrowing Base as determined from time to time. The Tranche B Aggregate Commitments shall at all times be equal to the lesser of (i) the Tranche B Aggregate Maximum Credit Amounts after adjustments resulting from the reduction pursuant to Section 2.03(b) or (ii) the Tranche B Borrowing Base as determined from time to time.

      (b) The Borrower shall have the right to terminate or to reduce the amount of the Aggregate Maximum Credit Amounts at any time, or from time to time, upon not less than three (3) Business Days' prior notice to the Administrative Agent (which shall promptly notify the Lenders) of each such termination or reduction, which notice shall specify the effective date thereof, whether such termination or reduction is of the Tranche A Aggregate Maximum Credit Amounts or the Tranche B Aggregate Maximum Credit Amounts, the amount of any such reduction (which shall not be less than $1,000,000 or any whole multiple of $1,000,000 in excess thereof), and shall be irrevocable and effective only upon receipt by the Administrative Agent; provided, however, that (i) no termination or reduction of the Tranche B Aggregate Maximum Credit Amounts shall be made on or before June 30, 2003, without the prior written consent of the Tranche B Majority Lenders, and (ii) no termination or reduction of the Tranche B Aggregate Maximum Credit Amounts shall be made at any time without the prior written consent of the Tranche A Majority Lenders if at such time any Tranche A Loans or Letters of Credit would remain outstanding or any Tranche A Commitments exist. Each reduction in the Tranche A Aggregate Maximum Credit Amount shall apply pro rata to each Tranche A Lender based on its Tranche A Percentage Share, and each reduction in the Tranche B Aggregate Maximum Credit Amount shall apply pro rata to each Tranche B Lender based on its Tranche B Percentage Share.

      (c) The Aggregate Maximum Credit Amounts once terminated or reduced may not be reinstated.

Section 2.04 Fees.

      (a) Commitment Fees. The Borrower shall pay to the Administrative Agent for the account of each Tranche A Lender a commitment fee on the daily average unused amount of the Tranche A Aggregate Commitments for the period from and including the Closing Date up to, but excluding, the earlier of the date the Tranche A Aggregate Commitments are terminated or the Revolving Credit Termination Date at a rate per annum equal to the rate set forth at the appropriate intersection in the table set forth below:

                          TRANCHE A
                  BORROWING BASE UTILIZATION           RATE
                  --------------------------           ----
               Less than 50%                          0.250%
               Greater than or equal to 50%           0.375%

      Accrued commitment fees hereunder shall be payable quarterly in arrears on each Quarterly Date and on the earlier of the date the Tranche A Aggregate Commitments are terminated or the Revolving Credit Termination Date.

            (b)   Letter of Credit Fees.

                  (i) The Borrower agrees to pay the Administrative Agent, for the account of each Tranche A Lender, commissions for issuing the Letters of Credit on the daily average outstanding of the maximum liability of the Issuing Bank existing from time to time under such Letters of Credit (calculated separately for each Letter of Credit) at the per annum rate equal to the then effective Applicable Margin for LIBOR Loans, provided that each Letter of Credit shall bear a minimum commission of $500. Each Letter of Credit shall be deemed to be outstanding up to the full face amount of the Letter of Credit until the Issuing Bank has received the canceled Letter of Credit or a written cancellation of the Letter of Credit from the beneficiary of such Letter of Credit in form and substance acceptable to the Issuing Bank, or for any reductions in the amount of the Letter of Credit (other than from a drawing), written notification from the beneficiary of such Letter of Credit. Such commissions are payable quarterly in arrears on each Quarterly Date and upon cancellation or expiration of each such Letter of Credit.

                  (ii) The Issuing Bank, for its own account, shall receive
            0.125% of the face amount of each Letter of Credit as an issuing fee.

            (c) Fee Letters. The Borrower shall pay to the Administrative Agent and the Tranche B Lenders such other fees as are set forth in the Fee Letters on the Closing Date (or any other specified date) and in the amounts specified therein. Payment of such fees that are due on the Closing Date to any Lender is a condition precedent to such Lender's obligation to make its part of the Initial Funding.

      Section 2.05 Several Obligations. The failure of any Lender to make any Loan to be made by it or to provide funds for disbursements or reimbursements under Letters of Credit on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or provide funds on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender or to provide funds to be provided by such other Lender.

      Section 2.06 Notes. The Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A-1 or A-2, as appropriate, dated (i) the Closing Date or (ii) the effective date of an Assignment pursuant to Section

12.06(b), payable to the order of such Lender in a principal amount equal to its Maximum Credit Amount as originally in effect and otherwise duly completed and such substitute Notes as required by Section 12.06(b). The date, amount, Type, interest rate and Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer may be endorsed by such Lender on the schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender's or the Borrower's rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

      Section 2.07 Prepayments.

            (a) Voluntary Prepayments. The Borrower may prepay the Base Rate Loans upon not less than one (1) Business Day's prior notice to the Administrative Agent (which shall promptly notify the Lenders), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $100,000 or the remaining aggregate principal balance outstanding on the Notes) and shall be irrevocable and effective only upon receipt by the Administrative Agent. The Borrower may prepay LIBOR Loans (except that prior notice to the Administrative Agent shall be not less than three (3) Business Days for LIBOR Loans) and in addition such prepayments of LIBOR Loans shall be subject to the terms of Section 5.05 and shall be in an amount equal to all of the LIBOR Loans for the Interest Period prepaid provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date.

            The Borrower may prepay Tranche B Loans upon not less than thirty
      (30) days notice to the Administrative Agent (which shall promptly notify the Tranche B Lenders); provided, however, that no such prepayment may be made on or before June 30, 2003, without the prior written consent of the Tranche B Majority Lenders. At or prior to the time of such prepayment, the Tranche A Lenders will, in their sole and absolute discretion, have the right to make an immediate redetermination of the Borrowing Base, and no such prepayment shall be made if, after giving effect thereto and to such redetermined Borrowing Base, a Borrowing Base Deficiency would exist. Any prepayment of Tranche B Loans hereunder shall automatically and without further notice or other action result in (i) a reduction of the Tranche B Aggregate Maximum Credit Amount by the amount of such prepayment (pro rata to each Tranche B Lender based on its Tranche B Percentage Share), and (ii) unless the Tranche A Aggregate Maximum Credit Amount has been sooner terminated pursuant to Section 2.03(b), an increase of the Tranche A Aggregate Maximum Credit Amount by an amount equal to such prepayment (pro rata to each Tranche A Lender based on its Tranche A Percentage Share).

            (b)   Mandatory Prepayments.

                  (i) If, after giving effect to any optional termination or reduction by the Borrower of the Tranche A Aggregate Maximum Credit Amounts pursuant to Section 2.03(b), the outstanding aggregate principal amount of the Tranche A Loans plus the LC Exposure exceeds the Tranche A Aggregate Maximum Credit

            Amounts, the Borrower shall (i) prepay the Tranche A Loans on the date of such termination or reduction in an aggregate principal amount equal to the excess, together with interest on the principal amount paid accrued to the date of such prepayment and (ii) if any excess remains after prepaying all of the Tranche A Loans because of LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to the excess to be held as cash collateral as provided in Section 2.10(b) hereof. If, after giving effect to any optional termination or reduction by the Borrower of the Tranche B Aggregate Maximum Credit Amounts pursuant to Section 2.03(b), the outstanding aggregate principal amount of the Tranche B Loans exceeds the Tranche B Aggregate Maximum Credit Amounts, the Borrower shall prepay the Tranche B Loans on the date of such termination or reduction in an aggregate principal amount equal to the excess, together with interest on the principal amount paid accrued to the date of such prepayment and a prepayment premium calculated pursuant to Section 2.07(d); provided, however, that no prepayment may be made at any time without the prior written consent of the Tranche A Majority Lenders, as provided for in Section 2.03(b), if any Tranche A Loans or Letters of Credit remain outstanding or any Tranche A Commitments exist at the time of such proposed prepayment of Tranche B Loans.

                  (ii) Upon any redetermination of the amount of the Borrowing
            Base in accordance with Section 2.08, if the redetermined Borrowing Base results in a Borrowing Base Deficiency, then the Borrower shall within thirty (30) days of receipt of written notice thereof either:
            (A) prepay the Loans (and provide cash collateral for the Letter of Credit) in an aggregate principal amount equal to the Borrowing Base Deficiency, together with interest on the principal amount paid accrued to the date of such prepayment; or (B) the Borrower shall notify the Administrative Agent (which will promptly notify the Lenders) in writing of the Borrower's election to initiate a Deficiency Period during which it will eliminate such Borrowing Base Deficiency by making six (6) consecutive monthly Deficiency Payments, the first of such payments being due and payable with the delivery to the Administrative Agent of such notice and each of the remaining payments due and payable on the same day of each month thereafter during the Deficiency Period; provided however, in the event of an acceleration of the maturity of the Notes pursuant to
            Section 10.02 hereof, such acceleration shall also accelerate the maturity of all outstanding and unpaid Deficiency Payments. All payments under this subsection (ii), whether a single payment under clause (A) or monthly Deficiency Payments under clause (B), shall be applied in the order of priority specified in Section 3.03, and any payments required by Section 3.03(a)(iii) to be held as cash collateral shall be held in accordance with Section 2.10(b).

            (c) Generally. Prepayments permitted or required under this Section
      2.07 shall be without premium or penalty, except as required under Section
      5.05 for prepayment of LIBOR Loans and under Section 2.07(d) for prepayment of Fixed Rate Loans. Any prepayments on the Tranche A Loans may be reborrowed subject to the then effective Aggregate Commitments.

            (d) Prepayment Premium for Tranche B Loans. If the Borrower elects to reduce the Tranche B Aggregate Maximum Credit Amounts, resulting in a prepayment on the Tranche B Loans pursuant to Section 2.07(b)(i), or if the Borrower elects to make a voluntary prepayment of the Tranche B Loans pursuant to Section 2.07(a), the Borrower will, at the same time that it makes such prepayment, pay the Tranche B Lenders (i) all interest then accrued on the principal prepaid on the Tranche B Loans, plus (ii) a prepayment premium in an aggregate amount equal to the amount of principal so prepaid multiplied by the applicable percentage as follows:

                         Prepayment Date                Percentage
                         ---------------                ----------
             July 1, 2003 through September 30, 2003        3%
            October 1, 2003 through December 31, 2003       2%
              January 1, 2004 through March 31, 2004        1%
               April 1, 2004 through June 30, 2004          0%

      Section 2.08 Borrowing Base.

            (a) The Borrowing Base shall be determined in accordance with
      Section 2.08(b) by the Administrative Agent with the concurrence of the Tranche A Majority Lenders and is subject to redetermination in accordance with Section 2.08(d). Upon any redetermination of the Borrowing Base, such redetermination shall remain in effect until the next successive Redetermination Date. So long as any of the Commitments are in effect or any LC Exposure or Loans are outstanding hereunder, this facility shall be governed by the then effective Borrowing Base. During the period from and after the Closing Date until September 30, 2002, and thereafter until the first redetermination pursuant to Section 2.08(d) or the first adjustment pursuant to Section 8.08(c), the amount of the Borrowing Base shall be $75,000,000. The Tranche B Borrowing Base shall be $30,000,000 on the Closing Date and shall thereafter be the least of (i) the Borrowing Base,
      (ii) the Tranche B Aggregate Maximum Credit Amounts, and (iii) the unpaid principal balance of the Tranche B Loans, all as determined at the time in question. The Tranche A Borrowing Base shall be the difference of the Borrowing Base minus the Tranche B Borrowing Base. The Availability under the Borrowing Base shall be limited by any principal amounts which have to be paid on the 2002 Subordinated Notes in September 2002 in accordance with Section 6.02(d).

            (b) Upon receipt of the reports required by Section 8.07 and such other reports, data and supplemental information as may from time to time be reasonably requested by the Administrative Agent (the "Engineering Reports"), the Administrative Agent will redetermine the Borrowing Base. Except for redeterminations of the Borrowing Base as provided in Sections 2.07(a) and 9.16, which shall be redetermined in any amount at the sole and absolute discretion (and without having to follow normal and customary procedures of the Administrative Agent, any of the Lenders, or of the lending industry) of the Administrative Agent, such redetermination will be in accordance with its normal and customary procedures for evaluating oil and gas reserves and other related assets as such exist at that particular time, and the Administrative Agent, in its sole discretion, may make adjustments to the rates, volumes and prices and other assumptions set forth therein in accordance with its normal and customary procedures for evaluating oil and gas reserves and other related assets as such exist at that particular time. The Administrative Agent shall propose to the Tranche A Lenders a new Borrowing Base within 14 days following receipt by the Administrative Agent and the Tranche A Lenders of the Engineering Reports in a timely and complete manner. After having received notice of such proposal by the Administrative Agent, the Tranche A Lenders shall have 14 days to agree or disagree with such proposal. Any Tranche A Lenders that have not communicated their approval or disapproval at the end of the 14 days shall be deemed to have approved the Administrative Agent's proposal of the redetermined Borrowing Base. To the extent that within such 14 days the Administrative Agent has not received the requisite number of approvals from the Tranche A Lenders of the redetermined Borrowing Base, the requisite number of Tranche A Lenders shall, within a reasonable period of time, agree on a new Borrowing Base. Any increase in the Borrowing Base must be approved by the Administrative Agent and all of the Tranche A Lenders and any decrease in or reaffirmation of the existing Borrowing Base must be approved by the Tranche A Majority Lenders and, if the decrease of the existing Borrowing Base reduces the Borrowing Base below the Tranche B Aggregate Maximum Credit Amount, then such decrease must also be approved by the Tranche B Majority Lenders.

            (c) The Administrative Agent may exclude any Oil and Gas Property or portion of production therefrom or any income from any other Property from the Borrowing Base, at any time, because title information is not reasonably satisfactory, such Property is not Collateral or such Property is not assignable.

            (d) So long as any of the Commitments are in effect and until payment in full of all Loans hereunder, on or around the first Business Day of each April and October, commencing October 1, 2002, (each being a "Scheduled Redetermination Date"), the Tranche A Lenders shall redetermine the amount of the Borrowing Base in accordance with Section 2.08(b). In addition, (i) the Borrower may initiate a redetermination of the Borrowing Base at any other time as it so elects by specifying in writing to the Administrative Agent (who will promptly notify the Lenders) the date by which the Borrower will furnish to the Administrative Agent and all of the Lenders a Reserve Report in accordance with Section 8.07(b) and the date by which such redetermination is requested to occur; provided, however, that the Borrower may initiate only one such unscheduled redetermination between Scheduled Redetermination Dates during the first twelve (12) months after the Closing Date and thereafter, may initiate only one such unscheduled redetermination per year and (ii) the Tranche A Majority Lenders may initiate a redetermination of the Borrowing Base at any other time as they so elect by specifying in writing to the Borrower the date by which the Borrower is to furnish a Reserve Report in accordance with
      Section 8.07(b) and the date on which such redetermination is to occur; provided, however, that the Tranche A Majority Lenders may initiate only one such unscheduled redetermination between Scheduled Redetermination Dates during the first twelve (12) months after the Closing Date and thereafter, may initiate only one such unscheduled redetermination per year except as provided hereinbelow in this Section 2.08(d). No such unscheduled redetermination shall cause a reduction in the Borrowing Base on or before September 30, 2002. In addition, the

      Tranche A Majority Lenders, in their sole discretion, may redetermine the Borrowing Base as provided in Section 2.07(a) and Section 9.16.

            (e) The Administrative Agent shall promptly notify in writing the Borrower and the Lenders of the new Borrowing Base. Any redetermination of the Borrowing Base shall not be in effect until written notice is received by the Borrower.

            (f) The Tranche B Lenders shall be entitled to exercise all rights of the Tranche A Lenders under this Section 2.08 (and to redetermine the Borrowing Base pursuant to Section 9.16) whenever no Tranche A Loans or Letters of Credit remain outstanding and no Tranche A Commitments exist.

      Section 2.09 Assumption of Risks. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit or any transferee thereof with respect to its use of such Letter of Credit. Neither the Issuing Bank (except in the case of gross negligence or willful misconduct on the part of the Issuing Bank or any of its employees), its correspondents nor any Lender shall be responsible for the validity, sufficiency or genuineness of certificates or other documents or any endorsements thereon, even if such certificates or other documents should in fact prove to be invalid, insufficient, fraudulent or forged; for errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex, or otherwise, whether or not they be in code; for errors in translation or for errors in interpretation of technical terms; the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; the failure of any beneficiary or any transferee of any Letter of Credit to comply fully with conditions required in order to draw upon any Letter of Credit; or for any other consequences arising from causes beyond the Issuing Bank's control or the control of the Issuing Bank's correspondents. In addition, neither the Issuing Bank, the Administrative Agent nor any Lender shall be responsible for any error, neglect, or default of any of the Issuing Bank's correspondents; and none of the above shall affect, impair or prevent the vesting of any of the Issuing Bank's, the Administrative Agent's or any Lender's rights or powers hereunder or under the Letter of Credit Agreements, all of which rights shall be cumulative. The Issuing Bank and its correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation of any matter contained therein regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, the Borrower agrees that any action, inaction or omission taken or not taken by the Issuing Bank or by any correspondent for the Issuing Bank in good faith in connection with any Letter of Credit, or any related drafts, certificates, documents or instruments, shall be binding on the Borrower and shall not put the Issuing Bank or its correspondents under any resulting liability to the Borrower.

      Section 2.10 Obligation to Reimburse and to Prepay.

            (a) If a disbursement by the Issuing Bank is made under any Letter of Credit, the Borrower shall pay to the Administrative Agent within two
      (2) Business Days after notice of any such disbursement is received by the Borrower, the amount of each such disbursement made by the Issuing Bank under the Letter of Credit (if such payment is not sooner effected as may be required under this Section 2.10 or under other provisions of the Letter of Credit), together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to (i) the then applicable interest rate for Base Rate Loans through the second Business Day after notice of such disbursement is received by the Borrower and (ii) thereafter, the Post-Default Rate for Base Rate Loans (but in no event to exceed the Highest Lawful Rate) for the period from and including the third Business Day following the date of such disbursement to and including the date of repayment in full of such disbursed amount. The obligations of the Borrower under this Agreement with respect to each Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, but only to the fullest extent permitted by applicable law, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the Security Instruments;
      (ii) any amendment or waiver of (including any default), or any consent to departure from this Agreement (except to the extent permitted by any amendment or waiver), any Letter of Credit or any of the Security Instruments; (iii) the existence of any claim, set-off, defense or other rights which the Borrower may have at any time against the beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, the Administrative Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the Security Instruments, the transactions contemplated hereby or any unrelated transaction; (iv) any statement, certificate, draft, notice or any other document presented under any Letter of Credit proves to have been forged, fraudulent, insufficient or invalid in any respect or any statement therein proves to have been untrue or inaccurate in any respect whatsoever; (v) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate which appears on its face to comply, but does not comply, with the terms of such Letter of Credit; and (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

      Notwithstanding anything in this Agreement to the contrary, the Borrower will not be liable for payment or performance that results from the gross negligence or willful misconduct of the Issuing Bank, except where the Borrower or any Subsidiary actually recovers the proceeds for itself or the Issuing Bank of any payment made by the Issuing Bank in connection with such gross negligence or willful misconduct.

            (b) In the event of a payment or prepayment pursuant to Section 2.07(b) or the maturity of the Notes, whether by acceleration or otherwise, an amount equal to the LC Exposure (or the excess in the case of Section 2.07(b)) shall be deemed to be forthwith due and owing by the Borrower to the Issuing Bank, the Administrative Agent and the Tranche A Lenders as of the date of any such occurrence; and the Borrower's obligation to pay such amount shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower may now or hereafter have against any such beneficiary, the Issuing Bank, the Administrative Agent, the Lenders or any other

      Person for any reason whatsoever. Such payments shall be held by the Issuing Bank on behalf of the Tranche A Lenders as cash collateral securing the LC Exposure in an account or accounts at the Principal Office; and the Borrower hereby grants to and by its deposit with the Administrative Agent grants to the Administrative Agent a security interest in such cash collateral. In the event of any such payment by the Borrower of amounts contingently owing under outstanding Letters of Credit and in the event that thereafter drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, the Administrative Agent agrees, if no Event of Default has occurred and is continuing or if no other amounts are outstanding under this Agreement, the Notes or the Security Instruments, to remit to the Borrower amounts for which the contingent obligations evidenced by the Letters of Credit have ceased.

            (c) Each Tranche A Lender severally and unconditionally agrees that it shall promptly reimburse the Issuing Bank an amount equal to such Tranche A Lender's Tranche A Percentage Share of any disbursement made by the Issuing Bank under any Letter of Credit that is not reimbursed according to this Section 2.10.

            (d) Notwithstanding anything to the contrary contained herein, if no Default exists and subject to availability under the Tranche A Aggregate Maximum Credit Amount (after reduction for LC Exposure), to the extent the Borrower has not reimbursed the Issuing Bank for any drawn upon Letter of Credit within one (1) Business Day after notice of such disbursement has been received by the Borrower, the amount of such Letter of Credit reimbursement obligation shall automatically be funded by the Tranche A Lenders as a Base Rate Loan hereunder and used by the Tranche A Lenders to pay such Letter of Credit reimbursement obligation. If an Event of Default has occurred and is continuing, or if the funding of such Letter of Credit reimbursement obligation as a Base Rate Loan would cause the aggregate amount of all Tranche A Loans outstanding to exceed the Tranche A Aggregate Maximum Credit Amount (after reduction for LC Exposure), such Letter of Credit reimbursement obligation shall not be funded as a Base Rate Loan, but instead shall accrue interest as provided in Section 2.10(a).

      Section 2.11 Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

                                  ARTICLE III

                       PAYMENTS OF PRINCIPAL AND INTEREST

      Section 3.01 Repayment of Principal.


            (a) Loans. On the Revolving Credit Termination Date the Borrower shall repay the outstanding aggregate principal of the Loans and the Notes evidencing the Loans.

            (b) Generally. The Borrower will pay to the Administrative Agent, for the account of each Lender, the principal payments required by this
      Section 3.01.

            Section 3.02 Payment of Interest.

            (a) Interest Rates. The Borrower will pay to the Administrative Agent, for the account of each Lender, interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date such Loan is made to, but excluding, the date such Loan shall be paid in full, at the following rates per annum:

                  (i) if such a Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate;

                  (ii) if such a Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBOR Rate for such Loan plus the Applicable Margin (as in effect from time to time), but in no event to exceed the Highest Lawful Rate; and

                  (iii) if such a Loan is a Fixed Rate Loan, the Fixed Rate, but in no event to exceed the Highest Lawful Rate.

            (b) Post-Default Rate. Notwithstanding the foregoing, the Borrower will pay to the Administrative Agent, for the account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, and (to the fullest extent permitted by law) on any other amount payable by the Borrower hereunder, under any Loan Document or under any Note held by such Lender to or for account of such Lender, for the period commencing on the date of an Event of Default until the same is paid in full or all Events of Default are cured or waived.

            (c) Due Dates. Accrued interest on Base Rate Loans and the Fixed Rate Loans shall be payable on each Quarterly Date commencing on September 27, 2002; provided, however, that if accrued interest on each LIBOR Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months at three-month intervals following the first day of such Interest Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any LIBOR Loan that is converted into a Base Rate Loan (pursuant to Section 5.04) shall be payable on the date of conversion (but only to the extent so converted). Any accrued and unpaid interest on the Loans on the Revolving Credit Termination Date shall be paid on such date.

            (d) Determination of Rates. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall notify the Lenders to which such interest is payable and the Borrower thereof. Each determination by the Administrative Agent of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.

      Section 3.03 Payment Waterfall. Notwithstanding any other provision in this Agreement or any other Loan Document to the contrary:

            (a) Whenever the Borrower (or any Guarantor) pays or is required to make payments on the Obligations, or whenever any Lender receives (and such funds were not received from the Administrative Agent in accordance with the priorities established by this Section 3.03) or has the right to receive funds to be applied to the Obligations (whether in bankruptcy, pursuant to Section 4.05, or otherwise), or whenever the Administrative Agent holds proceeds of collection or other funds to be applied to the Obligations, in each case whether before or after maturity (and notwithstanding any bankruptcy, insolvency, or any other proceeding), such payments shall be made and such proceeds and other funds shall be applied in the following order of priority:

                  (i) first, to reimbursements of expenses and payment of
            indemnities due and owing at the time in question to the Administrative Agent or the Tranche A Lenders under this Agreement and the other Loan Documents;

                  (ii) second, to accrued interest (including, without
            limitation, interest which may accrue subsequent to Borrower or any Guarantor becoming subject to any state or federal debtor-relief statute), fees, and principal then due and owing to the Tranche A Lenders (whether such principal is due and owing at maturity, due to acceleration, or due to a reduction in the Borrowing Base, or for any reason), together with any payments then due and owing to the Tranche A Lenders under Hedging Agreements permitted hereunder;

                  (iii) third, to the extent expressly required at such time under Section 2.10(b), to serve as cash collateral to be held by the Administrative Agent to secure the LC Exposure;

                  (iv) fourth, to reimbursements of expenses and payment of
            indemnities then due and owing to the Tranche B Lenders under this Agreement and the other Loan Documents;

                  (v) fifth, to accrued interest (including, without limitation, interest which may accrue subsequent to Borrower or any Guarantor becoming subject to any state or federal debtor-relief statute) and fees then due and owing to the Tranche B Lenders, together with any prepayments of principal on the Tranche B Loans that have been approved by the Tranche A Majority Lenders (whether under Section
            2.07 or otherwise);

                  (vi) sixth, to the prepayment of principal on the Tranche A
            Loans until they are paid in full;

                  (vii) seventh, to the payment or prepayment of principal on the Tranche B Loans until they are paid in full;

                  (viii) eighth, to the pro rata payment of all other
            Obligations; and

                  (ix) last, any excess shall be paid to the Borrower or as
            otherwise required by any Governmental Requirement.

            (b) Payments must be made in accordance with the foregoing order of priority whether or not the Borrower provides sufficient funds to make all payments due on the

      Obligations at the time in question, but compliance with such order of priority does not relieve the Borrower of its duty to make all payments of the Obligations whenever they become due and any breach of such duty shall constitute an Event of Default or Default as provided in Section 10.01.

            (c) Should any Lender receive any funds to be applied to the Obligations from any source whatsoever (whether in bankruptcy, pursuant to Section 4.05, or otherwise) and such funds have not been distributed to the Lenders in accordance with the provisions of this Section 3.03, such funds shall immediately be paid to the Administrative Agent who shall distribute such funds in accordance with the provisions of this Section
      3.03. Without in any manner limiting the generality of the foregoing, if any petition is filed or any proceeding is instituted by or against Borrower or any Guarantor under any provisions of the Bankruptcy Reform Act, Title 11 of the United States Code, or any other or similar law relating to bankruptcy, insolvency, reorganization or other relief for debtors, or generally affecting creditors' rights, or seeking the appointment of a receiver, trustee, custodian or liquidator of or for Borrower or any Guarantor or any of their assets, any payment or distribution of any of Borrower's or any Guarantor's assets, whether in cash, securities or any other property, which would be payable or deliverable with respect to any of the Obligations owed to the Tranche B Lenders, shall be paid or delivered to the Administrative Agent to be paid in accordance with the procedures and priority established in this Section
      3.03. The Lenders grant to the Administrative Agent the right to enforce, collect and receive any such payment or distribution and to give releases or acquittances therefor, subject, however to the express provisions contained in this Agreement permitting all or certain Lenders to direct the Administrative Agent to act or refrain from acting; provided, however, that nothing contained in this section shall prohibit the Lenders from suing for collections of principal on the Notes at maturity or for collection of interest on the Notes provided that the Administrative Agent has not already commenced such suits, and provided that the Lenders have the right to bring such suits under the provisions of this Agreement including, without limitation, all provisions under Section 10.02 (provided that, with respect to any exercise of remedies by the Tranche B Lenders under Section 10.02(c), the 180 day period in Section 10.02(c) must have elapsed); and provided further that if any sums are collected by any of the Lenders, they will be paid to the Administrative Agent for payment and distribution in accordance with Section 3.03. Each Lender agrees not to vote for any plan of reorganization in any bankruptcy proceeding of Borrower or any Guarantor that would not give effect to the payment provisions in Section 3.03.

            (d) The Tranche B Lenders irrevocably consent and direct that all Obligations owing to the Tranche A Lenders shall be paid in full prior to Borrower or any Guarantor making any payment on any Obligations owing to the Tranche B Lenders, except such payments as are expressly permitted by this Section 3.03. Without the prior written consent of the Tranche A Majority Lenders, the Borrower and the Guarantors will not make, and the Tranche B Lenders will not accept or receive, any payment or benefit in cash, by setoff or otherwise, directly or indirectly, on account of principal, interest or any other amounts owing on any of the Obligations owing to the Tranche B Lenders, except such payments as are expressly permitted herein, until the Tranche A Lenders shall have no obligations hereunder to the Borrower or any Guarantor including, without limitation, any obligation to loan money or issue Letters of Credit. Should any Lender receive any money with respect to the Obligations, it will be paid to the Administrative Agent to be applied in accordance with the procedures and priorities set forth in Section 3.03.

                                   ARTICLE IV

                PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

      Section 4.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement, the Notes and the Letter of Credit Agreements shall be made in Dollars, in immediately available funds, to the Administrative Agent at such account as the Administrative Agent shall specify by notice to the Borrower from time to time, not later than 12:00 noon Charlotte, North Carolina time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim. Each payment received by the Administrative Agent under this Agreement or any Note for account of a Lender shall be paid promptly to such Lender in immediately available funds. Except as otherwise provided in the definition of "Interest Period", if the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. At the time of each payment to the Administrative Agent of any principal of or interest on any borrowing, the Borrower shall notify the Administrative Agent of the Loans to which such payment shall apply. In the absence of such notice the Administrative Agent may specify the Loans to which such payment shall apply, but to the extent possible such payment or prepayment will be applied first to the Loans comprised of Base Rate Loans.

      Section 4.02 Pro Rata Treatment. Except to the extent otherwise provided herein each Tranche A Lender agrees that: (i) each borrowing from the Tranche A Lenders under Section 2.01 and each continuation and conversion under Section
2.02 shall be made from the Tranche A Lenders pro rata in accordance with their Tranche A Percentage Share, each payment of commitment fee under Section 2.04(a) shall be made for account of the Tranche A Lenders pro rata in accordance with their Tranche A Percentage Share, and each termination or reduction of the amount of the Tranche A Aggregate Maximum Credit Amounts under Section 2.03(b) shall be applied to the Commitment of each Tranche A Lender, pro rata according to the amounts of its respective Commitment; (ii) each payment of principal of Tranche A Loans by the Borrower shall be made for account of the Tranche A Lenders pro rata in accordance with the respective unpaid principal amount of the Tranche A Loans held by the Tranche A Lenders; (iii) each payment of interest on Tranche A Loans by the Borrower shall be made for account of the Tranche A Lenders pro rata in accordance with the amounts of interest due and payable to the respective Tranche A Lenders; and (iv) each reimbursement by the Borrower of disbursements under Letters of Credit shall be made for account of the Issuing Bank or, if funded by the Tranche A Lenders, pro rata for the account of the Tranche A Lenders, in accordance with the amounts of reimbursement obligations due and payable to each respective Tranche A Lender.

      Except to the extent otherwise provided herein, each Tranche B Lender agrees that: (i) each borrowing from the Tranche B Lenders under Section 2.01 shall be made from the Tranche B Lenders pro rata in accordance with their Tranche B Percentage Share, each payment of commitment fees under Section 2.04(a)(ii) shall be made for account of the Tranche B Lenders pro rata in accordance with their Tranche B Percentage Share, and each termination or reduction of the amount of the Tranche B Aggregate Maximum Credit Amounts under
Section 2.03(b) shall be applied to the Tranche B Commitment of each Tranche B Lender, pro rata according to the amounts of its respective Tranche B Commitment; (ii) each payment of principal of Tranche B Loans by the Borrower shall be made for account of the Tranche B Lenders pro rata in accordance with the respective unpaid principal amount of the Tranche B Loans held by the Tranche B Lenders and (iii) each payment of interest on Tranche B Loans by the Borrower shall be made for account of the Tranche B Lenders pro rata in accordance with the amounts of interest due and payable to the respective Tranche B Lenders.

      Section 4.03 Computations. Interest on LIBOR Loans, interest on Fixed Rate Loans and commitment fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be. Interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

      Section 4.04 Non-receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender or the Borrower prior to the date on which such notifying party is scheduled to make payment to the Administrative Agent (in the case of a Lender) of the proceeds of a Loan or a payment under a Letter of Credit to be made by it hereunder or (in the case of the Borrower) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Borrower (as the case may be) has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until, but excluding, the date the Administrative Agent recovers such amount at a rate per annum which, for any Lender as recipient, will be equal to the Federal Funds Rate, and for the Borrower as recipient, will be equal to the Base Rate plus the Applicable Margin.

      Section 4.05 Set-off, Sharing of Payments, Etc.

            (a) The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall have the right and be entitled (after consultation with the Administrative Agent), at its option, to offset balances held by it or by any of its Affiliates for account of the Borrower or any Guarantor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, or any other amount payable to such Lender hereunder, which is not paid when due after the passage of any applicable grace periods (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Administrative Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

            (b) If any Lender shall obtain payment of any principal of or interest on any Loan made by it to the Borrower under this Agreement (or reimbursement as to any Letter of Credit) through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater portion of the principal or interest (or reimbursement) then due hereunder by the Borrower to such Lender than the portion received by any other Lenders, it shall promptly (i) notify the Administrative Agent and each other Lender thereof and (ii) purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans (or participations in Letters of Credit) made by such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with the unpaid principal and/or interest on the Loans held by each of the Lenders (or reimbursements of Letters of Credit). To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders (or in interest due thereon, as the case may be) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans (or Letters of Credit) in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.05 to share the benefits of any recovery on such secured claim.

            (c) The provisions of this Section 4.05 are in all ways subject to the provisions of Section 3.03.

      Section 4.06 Taxes.

            (a) Payments Free and Clear. Any and all payments by the Borrower hereunder shall be made, in accordance with Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, the Issuing Bank and the Administrative Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which the Administrative Agent, the Issuing Bank or such Lender, as the case may be, is a citizen or resident or in which such Lender has an Applicable Lending Office, (ii) the jurisdiction (or any political subdivision thereof) in which the Administrative Agent, the Issuing Bank or such Lender is organized, or (iii) any jurisdiction (or political subdivision thereof) in which such Lender, the Issuing Bank or the Administrative Agent is presently doing business which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders, the Issuing Bank or the Administrative Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.06) such Lender, the Issuing Bank or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

            (b) Other Taxes. In addition, to the fullest extent permitted by applicable law, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any Security Instrument (hereinafter referred to as "Other Taxes").

            (c) INDEMNIFICATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER WILL INDEMNIFY EACH LENDER AND THE ISSUING BANK AND THE ADMINISTRATIVE AGENT FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, BUT NOT LIMITED TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY GOVERNMENTAL AUTHORITY ON AMOUNTS PAYABLE UNDER THIS SECTION 4.06) PAID BY SUCH LENDER, THE ISSUING BANK OR THE ADMINISTRATIVE AGENT (ON THEIR BEHALF OR ON BEHALF OF ANY LENDER), AS THE CASE MAY BE, AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED UNLESS THE PAYMENT OF SUCH TAXES WAS NOT CORRECTLY OR LEGALLY ASSERTED AND SUCH LENDER'S PAYMENT OF SUCH TAXES OR OTHER TAXES WAS THE RESULT OF ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ANY PAYMENT PURSUANT TO SUCH INDEMNIFICATION SHALL BE MADE WITHIN THIRTY (30) DAYS AFTER THE DATE ANY LENDER, THE ISSUING BANK OR THE ADMINISTRATIVE AGENT, AS THE CASE MAY BE, MAKES WRITTEN DEMAND THEREFOR. IF ANY LENDER, THE ISSUING BANK OR THE ADMINISTRATIVE AGENT RECEIVES A REFUND OR CREDIT IN RESPECT OF ANY TAXES OR OTHER TAXES FOR WHICH SUCH LENDER, ISSUING BANK OR THE ADMINISTRATIVE AGENT HAS RECEIVED PAYMENT FROM THE BORROWER IT SHALL PROMPTLY NOTIFY THE BORROWER OF SUCH REFUND OR CREDIT AND SHALL, IF

      NO DEFAULT HAS OCCURRED AND IS CONTINUING, WITHIN THIRTY (30) DAYS AFTER RECEIPT OF A REQUEST BY THE BORROWER (OR PROMPTLY UPON RECEIPT, IF THE BORROWER HAS REQUESTED APPLICATION FOR SUCH REFUND OR CREDIT PURSUANT HERETO), PAY AN AMOUNT EQUAL TO SUCH REFUND OR CREDIT TO THE BORROWER WITHOUT INTEREST (BUT WITH ANY INTEREST SO REFUNDED OR CREDITED), PROVIDED THAT THE BORROWER, UPON THE REQUEST OF SUCH LENDER, THE ISSUING BANK OR THE ADMINISTRATIVE AGENT, AGREES TO RETURN SUCH REFUND OR CREDIT (PLUS PENALTIES, INTEREST OR OTHER CHARGES) TO SUCH LENDER OR THE ADMINISTRATIVE AGENT IN THE EVENT SUCH LENDER OR THE ADMINISTRATIVE AGENT IS REQUIRED TO REPAY SUCH REFUND OR CREDIT.

            (d) Lender Representations.

                  (i) Each Lender represents that it is either (1) not a
            "foreign person" as such term is defined in U.S. Treasury Regulations Section 1.1441-1(c)(2) or (2) it is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement (A) under an applicable provision of a tax convention to which the United States of America is a party or (B) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each Lender that is a "foreign person" as such term is defined in U.S. Treasury Regulations Section 1.441-1(c)(2) agrees to provide to the Borrower and the Administrative Agent on the Closing Date, or on the date of its delivery of the Assignment pursuant to which it becomes a Lender, and at such other times as required by United States law or as the Borrower or the Administrative Agent shall reasonably request, two accurate and complete original signed copies of either (A) Internal Revenue Service Form W-8ECI (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business (the "Form W-8ECI Certification") or (B) Internal Revenue Service Form W-8BEN (or successor form) certifying that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder (the "Form W-8BEN Certification"). In addition, each Lender agrees that if it previously filed a Form W-8ECI Certification, it will deliver to the Borrower and the Administrative Agent a new Form W-8ECI Certification prior to the first payment date occurring in each of its subsequent taxable years; and if it previously filed a Form W-8BEN Certification, it will deliver to the Borrower and the Administrative Agent a new certification prior to the first payment date falling in the third year following the previous filing of such certification. Each Lender also agrees to deliver to the Borrower and the Administrative Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder, provided that the circumstances of such Lender at the relevant time and applicable laws permit it to do so. If a Lender determines, as a result of any change in either (i) a Governmental Requirement or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section 4.06, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Borrower and the Administrative Agent of such fact. If a Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Borrower and the Administrative Agent have received a Form W-8BEN Certification or Form W-8ECI Certification satisfactory to them indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax, the Borrower shall withhold taxes from such payments at the applicable statutory rate. Each Lender agrees to indemnify and hold harmless the Borrower or Administrative Agent, as applicable, from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by (i) the Administrative Agent as a result of such Lender's failure to submit any form or certificate that it is required to provide pursuant to this Section
            4.06 or (ii) the Borrower or the Administrative Agent as a result of their reliance on any such form or certificate which such Lender has provided to them pursuant to this Section 4.06.

                  (ii) For any period with respect to which a Lender has failed to provide the Borrower with the form required pursuant to this
            Section 4.06, if any, (other than if such failure is due to a change in a Governmental Requirement occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 4.06 with respect to taxes imposed by the United States which taxes would not have been imposed but for such failure to provide such forms; provided, however, that if a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes.

                  (iii) Any Lender claiming any additional amounts payable
            pursuant to this Section 4.06 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or the Administrative Agent or to change the jurisdiction of its Applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

            (e) To the extent that any payments made or received under this
      Section 4.06 constitute interest that would be in excess of the Highest Lawful Rate, the Borrower shall not make, and no Lender shall receive, any such payment.

      Section 4.07 Disposition of Proceeds. Certain of the Security Instruments contain an assignment by the Borrower and the Guarantors, as the case may be, unto and in favor of the Agent for the benefit of the Lenders of all Hydrocarbon production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Oil and Gas Properties, and further provides in general for the application of such proceeds to the satisfaction of the Obligations and any other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and the Guarantors, as the case may be.

                                    ARTICLE V

                      CAPITAL ADEQUACY AND YIELD PROTECTION

      Section 5.01 Additional Costs.

            (a) LIBOR Regulations, etc. The Borrower shall pay directly to each Tranche A Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs which it determines are attributable to its making or maintaining of any LIBOR Loans or issuing or participating in Letters of Credit hereunder or its obligation to make any LIBOR Loans or issue or participate in any Letters of Credit hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such LIBOR Loans, Letters of Credit or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any Note in respect of any of such LIBOR Loans or Letters of Credit (other than taxes imposed on the overall net income of such Lender or of its Applicable Lending Office for any of such LIBOR Loans by the jurisdiction in which such Lender has its principal office or Applicable Lending Office); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of such Lender, or the Commitment or Loans of such Lender or the London interbank market; or
      (iii) imposes any other condition affecting this Agreement or any Note (or any of such extensions of credit or liabilities) or such Lender's Commitment or Loans. Each Tranche A Lender will notify the Administrative Agent and the Borrower of any event occurring after the Closing Date which will entitle such Lender to compensation pursuant to this Section 5.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States. If any Tranche A Lender requests compensation from the Borrower under this Section 5.01(a), the Borrower may, by notice to such Lender, suspend the obligation of such Lender to make additional Loans of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

                  (b) Regulatory Change. Without limiting the effect of the provisions of Section 5.01(a), in the event that at any time (by reason of any Regulatory Change or any other circumstances arising after the Closing Date affecting (A) any Tranche A Lender, (B) the London interbank market or (C) such Tranche A Lender's position in such market), the LIBOR Rate, as determined in good faith by such Lender, will not adequately and fairly reflect the cost to such Lender of funding its LIBOR Loans, then, if such Lender so elects, by notice to the Borrower and the Administrative Agent, the obligation of such Lender to make additional LIBOR Loans shall be suspended until such Regulatory Change or other circumstances ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

                  (c) Capital Adequacy. Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Borrower shall pay directly to any Tranche A Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender or its parent or holding company for any costs which it determines are attributable to the maintenance by such Lender or its parent or holding company (or any Applicable Lending Office), pursuant to any Governmental Requirement following any Regulatory Change, of capital in respect of its Commitment, its Note, or its Loans or any interest held by it in any Letter of Credit, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender or its parent or holding company (or any Applicable Lending Office) to a level below that which such Lender or its parent or holding company (or any Applicable Lending Office) could have achieved but for such Governmental Requirement. Such Tranche A Lender will notify the Borrower that it is entitled to compensation pursuant to this Section 5.01(c) as promptly as practicable after it determines to request such compensation.

                  (d) Compensation Procedure. Any Tranche A Lender notifying the Borrower of the incurrence of Additional Costs under this Section 5.01 shall in such notice to the Borrower and the Administrative Agent set forth in reasonable detail the basis and amount of its request for compensation. Determinations and allocations by each Tranche A Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) or (b), or of the effect of capital maintained pursuant to Section 5.01(c), on its costs or rate of return of maintaining Loans or its obligation to make Loans or issue Letters of Credit, or on amounts receivable by it in respect of Loans or Letters of Credit, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive and binding for all purposes, provided that such determinations and allocations are made on a reasonable basis. Any request for additional compensation under this
         Section 5.01 shall be paid by the Borrower within thirty (30) days of the receipt by the Borrower of the notice described in this Section 5.01(d).

         Section 5.02 Limitation on LIBOR Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBOR Rate for any Interest Period:

                  (a) the Administrative Agent determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Rate" in Section 1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein; or

                  (b) the Administrative Agent determines (which determination shall be conclusive, absent manifest error) that the relevant rates of interest referred to in the definition of "LIBOR Rate" in Section 1.02 upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not sufficient to adequately cover the cost to the Tranche A Lenders of making or maintaining LIBOR Loans;

then the Administrative Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Tranche A Lenders shall be under no obligation to make additional LIBOR Loans.

         Section 5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Tranche A Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.04 shall be applicable).

         Section 5.04 Base Rate Loans Pursuant to Sections 5.01, 5.02 and 5.03. If the obligation of any Tranche A Lender to make LIBOR Loans shall be suspended pursuant to Sections 5.01, 5.02 or 5.03 ("Affected Loans"), all Affected Loans which would otherwise be made by such Lender shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.01(b) or Section 5.03 has occurred and such Lender so requests by notice to the Borrower, all Affected Loans of such Lender then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans.

         Section 5.05 Compensation. The Borrower shall pay to each Tranche A Lender within thirty (30) days of receipt of written request of such Lender (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding for all purposes provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any loss, cost, expense or liability which such Lender determines are attributable to:

                  (a) any payment, prepayment or conversion of a LIBOR Loan properly made by such Lender or the Borrower for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.01) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by the Borrower for any reason (including but not limited to, the failure of any of the conditions precedent specified in Article VI to be satisfied) to borrow, continue or convert a LIBOR Loan from such Lender on the date for such borrowing, continuation or conversion specified in the relevant notice given pursuant to Section 2.02(c).

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

         Section 5.06 Time Limit; Etc.

                  (a) Time Limited. Notwithstanding anything to the contrary contained in Sections 5.01 through 5.05, the Borrower shall not be required to reimburse or pay any costs or expenses to any Tranche A Lender as required by such sections which have accrued more than 180 days prior to such Lender's giving notice to the Borrower that such Lender has suffered or incurred such costs or expenses.

                  (b) Non-Discriminatory Basis. None of the Tranche A Lenders shall be permitted to pass through to the Borrower costs and expenses under Sections 5.01 through 5.05 which are not also passed through by such Lender to other customers of such Lender similarly situated when such customer is subject to documents containing similar provisions as those contained in such Sections.

         Section 5.07 Replacement Tranche A Lenders.

                  (a) Terminated Tranche A Lenders. If any Tranche A Lender has notified the Borrower and the Administrative Agent of its incurring Additional Costs under Section 5.01 or has required the Borrower to make payments for Taxes under Section 4.06 or it is unable to make LIBOR Loans under Section 5.03, then the Borrower may, unless such Tranche A Lender has notified the Borrower and the Administrative Agent that the circumstances giving rise to such notice no longer apply, terminate, in whole but not in part, the Commitment of any Lender (other than the Administrative Agent) (the "Terminated Lender") at any time upon five (5) Business Days' prior written notice to the Terminated Lender and the Administrative Agent (such notice referred to herein as a "Notice of Termination").

                  (b) Replacement Tranche A Lenders. In order to effect the termination of the Commitment of the Terminated Lender, the Borrower shall: (i) obtain an agreement with one or more Lenders to increase their Tranche A Commitment and/or (ii) request any one or more other banking institutions to become parties to this Agreement in place and instead of such Terminated Lender and agree to accept a Tranche A Commitment;

         provided, however, that such one or more other banking institutions are reasonably acceptable to the Administrative Agent and become parties by executing an Assignment (the lenders or other banking institutions that agree to accept in whole or in part the Tranche A Commitment of the Terminated Lender being referred to herein as the "Replacement Lenders"), such that the aggregate increased and/or accepted Tranche A Commitments of the Replacement Lenders under clauses (i) and (ii) above equal the Tranche A Commitment of the Terminated Lender.

                  (c) Content of Notice of Termination. The Notice of Termination shall include the name of the Terminated Lender, the date the termination will occur (the "Lender Termination Date"), and the Replacement Lender or Replacement Lenders to which the Terminated Lender will assign its Tranche A Commitment and, if there will be more than one Replacement Lender, the portion of the Terminated Lender's Tranche A Commitment to be assigned to each Replacement Lender.

                  (d) Effecting Termination. On the Lender Termination Date, (i) the Terminated Lender shall by execution and delivery of an Assignment assign its Tranche A Commitment to the Replacement Lender or Replacement Lenders (pro rata, if there is more than one Replacement Lender, in proportion to the portion of the Terminated Lender's Tranche A Commitment to be assigned to each Replacement Lender) indicated in the Notice of Termination and shall assign to the Replacement Lender or Replacement Lenders each of its Tranche A Loans (if any) then outstanding and participation interests in Letters of Credit (if any) then outstanding pro rata as aforesaid), (ii) the Terminated Lender shall endorse its Note, payable without recourse, representation or warranty to the order of the Replacement Lender or Replacement Lenders (pro rata as aforesaid), (iii) the Replacement Lender or Replacement Lenders shall purchase the Note held by the Terminated Lender (pro rata as aforesaid) at a price equal to the unpaid principal amount thereof plus interest and facility and other fees accrued and unpaid to the Lender Termination Date, and (iv) the Replacement Lender or Replacement Lenders will thereupon (pro rata as aforesaid) succeed to and be substituted in all respects for the Terminated Lender with like effect as if becoming a Lender pursuant to the terms of Section 12.06(b), and the Terminated Lender will have the rights and benefits of an assignor under Section 12.06(b). To the extent not in conflict, the terms of
         Section 12.06(b) shall supplement the provisions of this Section 5.06(d). For each assignment made under this Section 5.06, the Replacement Lender shall pay to the Administrative Agent the processing fee provided for in Section 12.06(b). The Borrower will be responsible for the payment of any breakage costs associated with termination and Replacement Lenders, as set forth in Section 5.05.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         Section 6.01 Initial Funding. The obligation of the Lenders to make the Initial Funding is subject to the receipt by the Administrative Agent and the Lenders of all fees due and payable pursuant to Section 2.04 on or before the Closing Date and the receipt by the Administrative Agent and the Tranche B Lenders of the following documents (in sufficient original counterparts, other than the Notes, for each Lender) and satisfaction of the other conditions provided in this Section 6.01, each of which shall be satisfactory to the Administrative Agent and the Tranche B Lenders in form and substance:

                  (a) A certificate of the Secretary or an Assistant Secretary of the Borrower setting forth (i) resolutions of its board of directors with respect to the authorization of the Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower (y) who are authorized to sign the Loan Documents to which Borrower is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws of the Borrower, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

                  (b) A certificate of the Secretary or an Assistant Secretary of each of the Guarantors setting forth (i) resolutions of its board of directors with respect to the authorization of such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such Guarantor (y) who are authorized to sign the Loan Documents to which such Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws of such Guarantor, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until they receive notice in writing from such Guarantor to the contrary.

                  (c) Certificates of the appropriate state agencies with respect to the existence, qualification and good standing of the Borrower and each of the Guarantors.

                  (d) The Notes, duly completed and executed.

                  (e) The Security Instruments, including those described on Exhibit D, duly completed and executed in sufficient number of counterparts for recording, if necessary.

                  (f) An opinion of Haynes and Boone, LLP, counsel to the Borrower and the Guarantors, in form and substance satisfactory to the Administrative Agent and its counsel, as to such matters incident to the transactions herein contemplated as the Administrative Agent and its counsel may reasonably request. An opinion of Simon, Peragrine, Smith & Redfearn, L.L.P., Louisiana counsel, and an opinion of Alabama counsel satisfactory to the Administrative Agent and its counsel, in form and substance satisfactory to the Administrative Agent and its counsel, as to such matters incident to the transactions herein contemplated as the Administrative Agent and its counsel may reasonably request including, without limitation, opinions that all mortgage taxes have been properly paid.

                  (g) A certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with
         Section 7.19.

                  (h) Title information satisfactory to the Administrative Agent setting forth a status of title acceptable to the Administrative Agent to at least 70% of the value of the Oil and Gas Properties included in the Initial Reserve Report.

                  (i) Appropriate UCC search certificates reflecting no prior Liens other than those permitted pursuant to Section 9.02.

                  (j) Environmental assessment reports relating to the Oil and Gas Properties of the Borrower and the Subsidiaries as may be requested by the Administrative Agent, including environmental audits, phase I reports or other environmental reports of any nature whatsoever (whether prepared internally or by third party consultants); and the Administrative Agent must be satisfied with the results of the review of such reports and environmental condition of such Oil and Gas Properties.

                  (k) Letters in lieu, in form and substance satisfactory to the Administrative Agent, executed by the Borrower and each Subsidiary, as appropriate, to each of the purchasers of the Hydrocarbons of the Borrower and each such Guarantor produced from the Borrower's and such Guarantors' Mortgaged Oil and Gas Properties.

                  (l) The execution in form and substance satisfactory to the Administrative Agent and the Tranche B Lenders of (i) consents approving the extension of the maturity of the 2002 Subordinated Notes until July 31, 2004, in substantially the form delivered to the Administrative Agent, by (x) Kornitzer Capital Management, Inc., with respect to $9,665,000 in aggregate principal amount of 2002 Subordinated Notes, (y) Massachusetts Mutual Life Insurance Company, with respect to $5,750,000 in aggregate principal amounts of 2002 Subordinated Notes, and (z) C.M. Life Insurance Company, with respect to $500,000 in aggregate principal amount of 2002 Subordinated Notes; and (ii) the first supplemental indenture to the indenture pursuant to which the 2002 Subordinated Notes were issued amending the interest coverage ratio, in substantially the form delivered to the Administrative Agent, by the Borrower and American Stock Transfer & Trust Company.

                  (m) Such other documents as the Administrative Agent or any Lender or special counsel to the Administrative Agent may reasonably request.

         Section 6.02 Initial and Subsequent Loans and Letters of Credit. The obligation of the Lenders to make Loans to the Borrower upon the occasion of each borrowing hereunder and to issue, renew, extend or reissue Letters of Credit for the account of the Borrower (including the Initial Funding) is subject to the further conditions precedent that, as of the date of such Loans and after giving effect thereto:

                  (a) no Default shall exist;

                  (b) no Material Adverse Effect shall have occurred;

                  (c) the representations and warranties made by the Borrower in
         Article VII and in the Security Instruments shall be true on and as of the date of the making of such Loans or issuance, renewal, extension or reissuance of a Letter of Credit with the same force and effect as if made on and as of such date and following such new borrowing, except to the extent such representations and warranties are expressly limited to an earlier date or, with respect to Tranche A Loans, the Tranche A Majority Lenders may expressly consent in writing to the contrary, or, with respect to Tranche B Loans, the Tranche B Majority Lenders may expressly consent in writing to the contrary; and

                  (d) No borrowing shall be made which, after giving effect to such borrowing and the use of proceeds therefrom, would result in the Availability being less than $20,085,000.00 unless the 2002 Subordinated Notes have been (or contemporaneously therewith will be) either repaid or renewed and extended in compliance with the terms and provisions of this Agreement.

         Each request for a borrowing or issuance, renewal, extension or reissuance of a Letter of Credit by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in Section 6.02(c) (both as of the date of such notice and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of and immediately following such borrowing or issuance, renewal, extension or reissuance of a Letter of Credit as of the date thereof).

         Section 6.03 Conditions Precedent for the Benefit of Lenders. All conditions precedent to the obligations of the Tranche A Lenders to make any Tranche A Loan or to issue, renew or extend any Letter of Credit are imposed hereby solely for the benefit of the Tranche A Lenders, and no other Person (including, without limitation, any Tranche B Lender) may require satisfaction of any such condition precedent or be entitled to assume that the Tranche A Lenders will refuse to make any Tranche A Loan or issue, renew or extend any Letter of Credit in the absence of strict compliance with such conditions precedent. All conditions precedent to the obligations of the Tranche B Lenders to make any Tranche B Loan are imposed hereby solely for the benefit of the Tranche B Lenders, and no other Person (including, without limitation, any Tranche A Lender) may require satisfaction of any such condition precedent or be entitled to assume that the Tranche B Lenders will refuse to make any Tranche B Loan in the absence of strict compliance with such conditions precedent.

         Section 6.04 No Waiver. No waiver of any condition precedent shall preclude the Administrative Agent or the applicable Lenders from requiring such condition to be met prior to making any subsequent Loan or preclude the applicable Lenders from thereafter declaring that the failure of the Borrower to satisfy such condition precedent constitutes a Default.

                                  ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Administrative Agent and the Lenders that (each representation and warranty herein is given as of the Closing Date and shall be deemed repeated and reaffirmed on the dates of each borrowing and issuance, renewal, extension or reissuance of a Letter of Credit as provided in Section 6.02):

         Section 7.01 Corporate Existence. Each of the Borrower and each
Guarantor: (i) is a corporation duly organized, legally existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

         Section 7.02 Financial Condition. The audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at December 31, 2001, and the related consolidated statement of income, stockholders' equity and cash flow of the Borrower and its Consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Arthur Andersen LLP heretofore furnished to the Administrative Agent and the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at March 31, 2002, and their related consolidated statements of income, stockholders' equity and cash flow of the Borrower and its Consolidated Subsidiaries for the three-month period ended on such date heretofore furnished to the Administrative Agent, are complete and correct in all material respects and fairly present the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at said dates and the results of its operations for the fiscal year and the three month period ending on said dates, all in accordance with GAAP, as applied on a consistent basis (subject, in the case of the interim financial statements, to normal year-end adjustments). Neither the Borrower nor any Subsidiary has on the Closing Date any material Debt, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements or in
Schedule 7.02. As of the Closing Date, since December 31, 2001, there has been no change or event having a Material Adverse Effect.

         Section 7.03 Litigation. Except as disclosed to the Lenders in Schedule
7.03 hereto, at the Closing Date there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower threatened against or affecting the Borrower or any Subsidiary which involves the possibility of any judgment or liability against the Borrower or any Subsidiary not fully covered by insurance (except for normal deductibles).

         Section 7.04 No Breach. Neither the execution and delivery of the Loan Documents, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective charter or by-laws of the Borrower or any Subsidiary, or any Governmental Requirement or any agreement or instrument to which the Borrower or any Subsidiary is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower or any Subsidiary pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents.

         Section 7.05 Authority. The Borrower and each Guarantor have all necessary corporate power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party; and the execution, delivery and performance by the Borrower and each Guarantor of the Loan Documents to which it is a party, have been duly authorized by all necessary corporate action on its part; and the Loan Documents constitute the legal, valid and binding obligations of the Borrower and each Guarantor, enforceable in accordance with their terms.

         Section 7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Borrower or any Guarantor of the Loan Documents or for the validity or enforceability thereof, except for the recording and filing of the Security Instruments as required by this Agreement.

         Section 7.07 Use of Loans. The proceeds of the Loans shall be used by Borrower and its wholly owned Subsidiaries to make capital contributions to CPOC as described in Section 2.02(f) and for (i) the acquisition by them of Oil and Gas Properties, (ii) exploration and development of their Oil and Gas Properties, (iii) working capital for their operations and (iv) their other general corporate purposes. None of the Guarantors or the Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin stock.

         Section 7.08 ERISA.

                  (a) The Borrower, each Subsidiary and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

                  (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

                  (c) No act, omission or transaction has occurred which could result in imposition on the Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

                  (d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrower, any Subsidiary or any ERISA Affiliate has been or is expected by the Borrower, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

                  (e) Full payment when due has been made of all amounts which the Borrower, any Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

                  (f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrower's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

                  (g) None of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

                  (h) None of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

                  (i) None of the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

         Section 7.09 Taxes. Except as set out in Schedule 7.09, each of the Borrower and its Subsidiaries has filed all United States Federal income tax returns and all other tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. No tax lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such tax, fee or other charge.

         Section 7.10 Titles, etc.

                  (a) Except as set out in Schedule 7.10, each of the Borrower and the Guarantors has good and defensible title to its material (individually or in the aggregate) Properties, free and clear of all Liens, except Liens permitted by Section 9.02. Except as set forth in
         Schedule 7.10, after giving full effect to the Excepted Liens, the Borrower owns the net interests in production attributable to the Hydrocarbon Interests reflected in the most recently delivered Reserve Report and the ownership of such Properties does not in any material respect obligate the Borrower to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report. All information contained in the most recently delivered Reserve Report is true and correct in all material respects as of the date thereof.

                  (b) All material leases and agreements necessary for the conduct of the business of the Borrower and the Guarantors are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or agreement, which would affect in any material respect the conduct of the business of the Borrower and the Guarantors.

                  (c) The rights, Properties and other assets presently owned, leased or licensed by the Borrower and the Guarantors including, without limitation, all easements and rights of way, include all rights, Properties and other assets reasonably necessary to permit the Borrower and the Guarantors to conduct their business in all material respects in the same manner as its business has been conducted prior to the Closing Date.

                  (d) All of the assets and Properties of the Borrower and the Guarantors which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with customary industry standards.

         Section 7.11 No Material Misstatements. No written information, statement, exhibit, certificate, document or report furnished to the Administrative Agent and the Lenders (or any of them) by the Borrower or any Subsidiary in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made and with respect to the Borrower and its Subsidiaries taken as a whole. There is no fact peculiar to the Borrower or any Subsidiary which has a Material Adverse Effect or in the future is reasonably likely to have (so far as the Borrower can now foresee) a Material Adverse Effect and which has not been disclosed in writing to the Administrative Agent and the Lenders by or on behalf of the Borrower or any Subsidiary prior to, or on, the Closing Date in connection with the transactions contemplated hereby.

         Section 7.12 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         Section 7.13 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 7.14 Subsidiaries. Except as set forth on Schedule 7.14, as of the Closing Date the Borrower has no Subsidiaries.

         Section 7.15 Location of Business and Offices. The Borrower's principal place of business and chief executive offices are located at the address stated on the signature page of this Agreement. The principal place of business and chief executive office of each Subsidiary are located at the addresses stated on
Schedule 7.14.

         Section 7.16 Defaults. Neither the Borrower nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound which default would have a Material Adverse Effect. No Default hereunder has occurred and is continuing.

         Section 7.17 Environmental Matters. Except (i) as provided in Schedule
7.17 or (ii) as would not have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions would not have a Material Adverse Effect):

                  (a) Neither any Property of the Borrower or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

                  (b) Without limitation of clause (a) above, no Property of the Borrower or any Subsidiary nor the operations currently conducted thereon or, to the best knowledge of the Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

                  (c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower and each Subsidiary, including without limitation past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and the Borrower and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

                  (d) All hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of the Borrower or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of the Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

                  (e) The Borrower has taken all steps reasonably necessary to determine and has determined that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of the Borrower or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

                  (f) To the extent applicable, all Property of the Borrower and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA or scheduled as of the Closing Date to be imposed by OPA during the term of this Agreement, and the Borrower does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

                  (g) Neither the Borrower nor any Subsidiary has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.

         Section 7.18 Compliance with the Law. Neither the Borrower nor any Subsidiary has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect. Except for such acts or failures to act as would not have a Material Adverse Effect, the Oil and Gas Properties (and properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties; specifically in this connection, (i) after the Closing Date, no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Closing Date and (ii) none of the wells comprising a part of the Oil and Gas Properties (or properties unitized therewith) are deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on properties unitized therewith, such unitized properties).

         Section 7.19 Insurance. Schedule 7.19 attached hereto contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Borrower and each Subsidiary. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all material agreements to which the Borrower or any Subsidiary is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are customarily insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Borrower and each Subsidiary; will remain in full force and effect through the respective dates set forth in Schedule 7.19 without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 7.19 identifies all material risks, if any, which the Borrower and its Subsidiaries and their respective Board of Directors or officers have designated as being self insured. Neither the Borrower nor any Subsidiary has been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

         Section 7.20 Hedging Agreements. Schedule 7.20 sets forth, as of the Closing Date, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements (for terms in excess of thirty days) or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counter party to each such agreement.

         Section 7.21 Restriction on Liens. Neither the Borrower nor any of the Guarantors is a party to any agreement or arrangement (other than this Agreement and the Security Instruments), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to other Persons on or in respect of their respective assets or Properties.

         Section 7.22 Material Agreements. Set forth on Schedule 7.22 hereto is a complete and correct list of all material agreements, leases, indentures, purchase agreements, obligations in respect of letters of credit, guarantees, joint venture agreements, and other instruments in effect or to be in effect as of the Closing Date (other than Hedging Agreements and agreements relating to Debt of the type described in clause (iii) in the definition of Debt or clause
(vii) in the definition of Debt to the extent relating to primary obligations of the type described in clause (iii) in the definition of Debt) providing for, evidencing, securing or otherwise relating to any Debt of the Borrower or any of its Subsidiaries, and all obligations of the Borrower or any of its Subsidiaries to issuers of surety or appeal bonds issued for account of the Borrower or any such Subsidiary, and such list correctly sets forth the names of the debtor or lessee and creditor or lessor with respect to the Debt or lease obligations outstanding or to be outstanding and the Property subject to any Lien securing such Debt or lease obligation. The Borrower has heretofore delivered to the Administrative Agent a complete and correct copy of all such material credit agreements, indentures, purchase agreements, contracts, letters of credit, guarantees, joint venture agreements, or other instruments, including any modifications or supplements thereto, as in effect on the Closing Date, which the Administrative Agent has requested.

         Section 7.23 Gas Imbalances. Except as set forth on Schedule 7.23 or on the most recent certificate delivered pursuant to Section 8.07(c), on a net basis there are no gas imbalances, take or pay or other prepayments with respect to the Borrower's Oil and Gas Properties which would require the Borrower to deliver, in the aggregate, five percent (5%) or more of the quarterly production from Hydrocarbons produced from the Borrower's Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder:

         Section 8.01 Reporting Requirements. The Borrower shall deliver, or shall cause to be delivered, to the Administrative Agent with sufficient copies of each for the Lenders:

                  (a) Annual Financial Statements. As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the audited consolidated statement of income, stockholders' equity, changes in financial position and cash flows of the Borrower and its Consolidated Subsidiaries for such fiscal year, and the related consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of independent public accountants of recognized national standing reasonably acceptable to the Administrative Agent which opinion shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP, except for such changes in such principles with which the independent public accountants shall have concurred and such opinion shall not contain a "going concern" or like qualification or exception, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default.

                  (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, consolidated statements of income, changes in financial position and cash flows of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related balance sheet as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Consolidated

         Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).

                  (c) Notice of Default, Etc. Promptly after the Borrower knows that any Default or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Borrower proposes to take with respect thereto.

                  (d) Other Accounting Reports. Promptly upon receipt thereof, a copy of each other material report or letter submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower and its Subsidiaries, and a copy of any response by the Borrower or any Subsidiary of the Borrower, or the Board of Directors of the Borrower or any Subsidiary of the Borrower, to such letter or report.

                  (e) SEC Filings, Etc. Promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally and each regular or periodic report and any registration statement, prospectus or material written communication (other than transmittal letters) in respect thereof filed by the Borrower with or received by the Borrower in connection therewith from any securities exchange or the SEC or any successor agency.

                  (f) Notices Under Other Loan Agreements. Promptly after the furnishing thereof, copies of any statement, report or notice furnished to any Person pursuant to the terms of any indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

                  (g) Other Matters. From time to time such other information regarding the business, affairs or financial condition of the Borrower or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan, any reports or other information required to be filed under ERISA), and any operating reports with respect to the operation of Oil and Gas Properties) as any Lender or the Administrative Agent may reasonably request.

                  (h) Hedging Agreements. As soon as available and in any event within forty-five days after the last day of each calendar quarter, a report, in form and substance satisfactory to the Administrative Agent, setting forth as of the last Business Day of such calendar quarter a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements with terms in excess of thirty days or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.20, any margin required or supplied under any credit support document, and the counter party to each such agreement.


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
The Borrower will furnish to the Administrative Agent, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate substantially in the form of Exhibit C executed by a Responsible Officer (i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Sections 9.12, 9.13, 9.14 and 9.15 as of the end of the respective fiscal quarter or fiscal year.

         Section 8.02 Litigation. The Borrower shall promptly give to the Administrative Agent notice of: (i) all legal or arbitral proceedings, and of all proceedings before any Governmental Authority affecting the Borrower or any Subsidiary, except proceedings which, if adversely determined, could not reasonably be expected to have a Material Adverse Effect, and (ii) of any litigation or proceeding against or adversely affecting in any material respect the Borrower or any Subsidiary in which the amount involved is not covered in full by insurance (subject to normal and customary deductibles and for which the insurer has not assumed the defense) or injunctive or similar relief is sought. The Borrower will, and will cause each of its Subsidiaries to, promptly notify the Administrative Agent and each of the Lenders of any claim, judgment, Lien (other than those permitted under Section 9.02) or other encumbrance affecting any Property of the Borrower or any Subsidiary if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $500,000.

         Section 8.03 Maintenance, Etc.

                  (a) Generally. The Borrower shall and shall cause each Subsidiary to: preserve and maintain its corporate existence and all of its material rights, privileges and franchises; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; upon reasonable notice, permit representatives of the Administrative Agent or any Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be); and keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons. The Borrower shall promptly obtain endorsements to such insurance policies naming "Wachovia Bank, National Association, as Administrative Agent for the Beneficiaries" as joint loss payee and containing provisions that such policies will not be canceled without 30 days prior written notice having been given by the insurance company to the Administrative Agent.

                  (b) Proof of Insurance. Contemporaneously with the delivery of the financial statements required by Section 8.01(a) to be delivered for each year, the Borrower will furnish or cause to be furnished to the Administrative Agent and the Lenders a certificate of insurance coverage from the insurer in form and substance satisfactory to the Administrative Agent and, if requested, will furnish the Administrative Agent and the Lenders copies of the applicable policies.

                  (c) Oil and Gas Properties. The Borrower will and will cause each Subsidiary to, at its own expense, (i) do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency all of its Oil and Gas Properties and other material Properties including, without limitation, all equipment, machinery and facilities, and from time to time will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of its Oil and Gas Properties and other material Properties will be preserved and maintained in accordance with customary industry standards, except to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts and (ii) maintain good and defensible title to its material (individually and in the aggregate) Properties, free and clear of all Liens, except Liens permitted by Section 9.02. The Borrower will and will cause each Subsidiary to promptly: (i) pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the material leases or other agreements affecting or pertaining to its Oil and Gas Properties, (ii) perform or make reasonable and customary efforts to cause to be performed, in accordance with customary industry standards, the material obligations required by each and all of the material assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties, (iii) will and will cause each Subsidiary to do all other things reasonably necessary to keep unimpaired, except for Liens described in Section 9.02, its rights with respect to its Oil and Gas Properties and other material Properties and prevent any material forfeiture thereof or default thereunder, except to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts and except for dispositions permitted by Section 9.16. The Borrower will and will cause each Subsidiary to operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in a reasonably prudent manner in accordance with the customary practices of the industry and in compliance in all material respects with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements. The Borrower will not amend, waive, or release any such contract if such amendment, waiver or release could reasonably be expected to cause a Material Adverse Effect.

         Section 8.04 Environmental Matters.

                  (a) Establishment of Procedures. The Borrower will and will cause each Subsidiary to establish and implement such procedures as may be reasonably necessary to continuously determine and assure that any failure of the following could not reasonably be expected to have a Material Adverse Effect: (i) all Property of the Borrower and its

         Subsidiaries and the operations conducted thereon and other activities of the Borrower and its Subsidiaries are in compliance with and do not violate the requirements of any Environmental Laws, (ii) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws, (iii) no hazardous substance will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (iv) no oil, oil and gas exploration and production wastes or hazardous substance is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

                  (b) Notice of Action. The Borrower will promptly notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority of which the Borrower has knowledge in connection with any Environmental Laws, excluding routine testing, monitoring and corrective action.

                  (c) Future Acquisitions. The Borrower will and will cause each Subsidiary to provide environmental audits and tests as reasonably requested by the Administrative Agent or the Lenders (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority) in connection with any future acquisitions of material Oil and Gas Properties or other material Properties.

         Section 8.05 Further Assurances. The Borrower will and will cause each Guarantor to cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments and this Agreement. The Borrower at its expense will and will cause each Guarantor to promptly execute and deliver to the Administrative Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower or any Guarantor, as the case may be, in the Security Instruments and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Security Instruments, or to state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith.

         Section 8.06 Performance of Obligations. The Borrower will pay the Notes according to the reading, tenor and effect thereof; and the Borrower will and will cause each Subsidiary to do and perform every act and discharge all of the obligations to be performed and discharged by them under the Security Instruments and this Agreement, at the time or times and in the manner specified.

         Section 8.07 Engineering Reports.

                  (a) Not less than 30 days prior to each Scheduled Redetermination Date, commencing with the Scheduled Redetermination Date to occur on or around October 1, 2002, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report. The Reserve Report for the October 1, 2002, redetermination shall be for reserves as of July 1, 2002, and prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in all material respects in accordance with the procedures (other than forecasted product prices) used in the Initial Reserve Report. The January 1 Reserve Report of each year shall be prepared by certified independent petroleum engineers or other independent petroleum consultant(s) acceptable to the Administrative Agent and the July 1 Reserve Report of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in all material respects in accordance with the procedures (other than forecasted product prices) used in the immediately proceeding January 1 Reserve Report.

                  (b) In the event of an unscheduled redetermination, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in all material respects in accordance with the procedures (other than forecasted product prices) used in the immediately preceding Reserve Report. For any unscheduled redetermination requested by the Tranche A Majority Lenders or the Borrower pursuant to Section 2.08(d)), the Borrower shall provide such Reserve Report with an "as of" date as required by the Majority Tranche A Lenders as soon as possible, but in any event no later than 30 days following the receipt of the request by the Administrative Agent.

                  (c) With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders, a certificate from a Responsible Officer certifying that, to the best of his knowledge and in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Borrower owns good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.02, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of its Oil and Gas Properties listed in the immediately prior Reserve Report as having proved reserves have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of such Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent, (v) attached to the certificate is a list of all Persons disbursing proceeds to the Borrower from its Mortgaged Oil and Gas Properties and (vi) except as set forth on a schedule attached to the certificate all of the Oil and Gas Properties evaluated by such Reserve Report are Mortgaged Oil and Gas Properties.

         Section 8.08 Title Information.

                  (a) Delivery. On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.07(a), the Borrower will deliver title information in form and substance acceptable to the Administrative Agent covering enough of the Mortgaged Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, satisfactory title information on at least seventy percent (70%) of the value of the Mortgaged Oil and Gas Properties evaluated by such Reserve Report.

                  (b) Cure of Title Defects. The Borrower shall cure any title defects or exceptions which are not Excepted Liens raised by such information, or substitute acceptable Oil and Gas Properties of an equivalent value, with no title defects or exceptions except for Excepted Liens, within 60 days after a request by the Administrative Agent or the Lenders to cure such defects or exceptions.

                  (c) Failure to Cure Title Defects. If the Borrower is unable to cure any title defect requested by the Administrative Agent or the Lenders to be cured within the 60- day period or the Borrower does not comply with the requirements to provide acceptable title information covering seventy percent (70%) of the value of the Oil and Gas Properties evaluated in the most recent Reserve Report and included in the determination of the then current Borrowing Base, such default shall not be a Default or an Event of Default, but instead the Administrative Agent and the Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, after September 30, 2002, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders. To the extent that the Administrative Agent or the Lenders are not satisfied with title to any Mortgaged Oil and Gas Property after the time period in Section 8.08(b) has elapsed, such unacceptable Mortgaged Oil and Gas Property shall not count towards the seventy percent (70%) requirement, and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by all of the Tranche A Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information on seventy percent (70%) of the value of the Mortgaged Oil and Gas Properties included in the determination of the Borrowing Base. This new Borrowing Base shall become effective immediately after receipt of such notice.

         Section 8.09 Collateral.

                  (a) Collateral. The Obligations shall be secured by a perfected first priority Lien (subject only to Liens permitted under Section 9.02 entitled to priority under applicable law or under Section 9.02) granted to the Administrative Agent for the benefit of the Beneficiaries in (i) the Oil and Gas Properties of the Borrower and the Guarantors, whether now owned or hereafter acquired, pursuant to the terms of the Security Instruments to which they are parties, and which compose at least 95% of the value of the Oil and Gas Properties described in the most recent Reserve Report and (ii) all of the accounts receivable, inventory, equipment, contract rights, general intangibles and equity interests in all Subsidiaries of the Borrower and each Guarantor pursuant to the terms of the Security Instruments to which they are parties.

                  (b) Lien in Acquired Oil and Gas Properties. Subject to the provisions of Section 8.09(a), should the Borrower acquire any additional Oil and Gas Properties or additional interests in its existing Oil and Gas Properties, the Borrower will at the same time grant to the Administrative Agent as security for the Obligations a first-priority Lien interest (subject only to Excepted Liens) on the Borrower's interest in any Oil and Gas Properties not already subject to a Lien of the Security Instruments, which Lien will be created and perfected by and in accordance with the provisions of mortgages, deeds of trust, security agreements and financing statements, or other Security Instruments, all in form and substance satisfactory to the Administrative Agent in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

                  (c) Title Information. Subject to the provisions of Section 8.08, concurrently with the granting of the Lien or other action referred to in Section 8.09(a) above, the Borrower will provide to the Administrative Agent title information in form and substance satisfactory to the Administrative Agent in its sole discretion with respect to the Borrower's interests in such Oil and Gas Properties.

                  (d) Legal Opinions. Also, promptly after the filing of any new Security Instrument in any state, upon the reasonable request of the Administrative Agent, the Borrower will provide to the Administrative Agent an opinion addressed to the Administrative Agent for the benefit of the Lenders in form and substance satisfactory to the Administrative Agent in its sole discretion from counsel acceptable to Administrative Agent, stating that the Security Instrument is valid, binding and enforceable in accordance with its terms in legally sufficient form for such jurisdiction, and the means by which such Security Instrument will perfect the Lien created thereby.

         Section 8.10 ERISA Information and Compliance. The Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent with sufficient copies to the Lenders (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action the Borrower, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer
Plan), the Borrower will, and will cause each Subsidiary and ERISA Affiliate to,
(i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and
(ii) pay, or cause to be paid, to the PBGC in a timely manner, without


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
incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

                                   ARTICLE IX

                               NEGATIVE COVENANTS

         The Borrower covenants and agrees that, so long as any of the Commitments are in effect and until payment in full of Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder, without the prior written consent of the Majority Lenders:

         Section 9.01 Debt. Neither the Borrower nor any Subsidiary will incur, create, assume or permit to exist any Debt, except:

                  (a) the Notes or other Obligations or any guaranty of or suretyship arrangement for the Notes or other Obligations;

                  (b) Debt, excluding Subordinated Debt, of the Borrower and its Subsidiaries existing on the Closing Date which is reflected in the Financial Statements or is disclosed in Schedule 9.01, and any renewals or extensions (but not increases) thereof;

                  (c) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than 120 days past the invoice or billing date, are being contested in good faith by appropriate proceedings, provided that reserves adequate under GAAP shall have been established therefor;

                  (d) Debt under capital leases (as required to be reported on the financial statements of the Borrower pursuant to GAAP) in addition to any obligations that are Debt as permitted under Section 9.04, not to exceed $500,000, provided, however, that the obligations due under the Hanover Processing Agreement shall not be considered capital lease obligations for purposes of the limitation on capital leases contained in this Section 9.01(d);

                  (e) Debt in addition to any Debt not otherwise permitted this
         Section 9.01 that is unsecured and not to exceed $5,000,000 in the aggregate outstanding at one time;

                  (f) Subordinated Debt (including any increases of Existing Subordinated Debt in connection with any refinancings thereof or otherwise) in an amount not to exceed $20,000,000 in the aggregate outstanding at any one time and with final maturity after September 30, 2004 and no sinking fund payments, scheduled principal payments, or mandatory redemption obligations on or prior to September 30, 2004;

                  (g) Existing Subordinated Debt and any refinancings, renewals or extensions (but not increases except as provided in Section 9.01(f)) of such Subordinated Debt, provided that any such refinancing provides for a final maturity after September 30, 2004 (or July 31, 2004, for the portion of the 2002 Subordinated Notes being extended and renewed as described in Section 6.01(l)), and no sinking fund payments, scheduled principal payments, or mandatory redemption obligations on or prior to September 30, 2004, (or July 31, 2004, for the portion of the 2002 Subordinated Notes being extended and renewed as described in Section 6.01(l)) and is otherwise pursuant to terms and conditions satisfactory to the Majority Lenders.

                  (h) Debt associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of the Oil and Gas Properties of the Borrower and its Subsidiaries.

                  (i) Hedging Agreements covering (A) oil and gas production of proved developed producing Oil and Gas Properties of the Borrower or any Guarantor; provided, however, that such Hedging Agreements related to oil or gas production shall not, either individually or in the aggregate, cover more than eighty percent (80%) of estimated production of oil or gas of the Borrower and the Guarantors for each individual period covered by the Hedging Agreements and (B) fluctuations in interest rates for notional principal amounts not to exceed at any time outstanding 80% of the Debt for borrowed money of the Borrower and its Consolidated Subsidiaries.

                  (j) Debt arising out of the Deferred Compensation Plan to the extent such Debt can be satisfied out of the investments permitted by
         Section 9.03(k) and the proceeds thereof.

                  (k) Debt under the Duke Credit Agreement, guaranties of such Debt by any Subsidiaries and any refinancings, renewals or extensions, but not increases, thereof.

         Section 9.02 Liens. Neither the Borrower nor any Subsidiary will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

                  (a) Liens securing the payment of any Obligations (provided that any Lien securing any of the Obligations must secure all of the Obligations);

                  (b) Excepted Liens;

                  (c) Liens securing leases allowed under Section 9.01(d), but only on the Property under lease;

                  (d) Liens disclosed on Schedule 9.02; and

                  (e) Liens on cash or securities of the Borrower or any Subsidiary securing the Debt described in Section 9.01(h) and 9.01(i); provided that the aggregate amount of cash or securities which may secure Debt described in Section 9.01(i) shall not exceed $2,500,000.

         Section 9.03 Investments, Loans and Advances. Neither the Borrower nor any Guarantor will make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:


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
                  (a) investments, loans or advances reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 9.03;

                  (b) accounts receivable arising in the ordinary course of business;

                  (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

                  (d) commercial paper maturing within one year from the date of creation thereof rated in one of the two highest grades by Standard & Poor's Corporation or Moody's Investors Service, Inc.;

                  (e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $500,000,000 (as of the date of such Lender's or bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poor's Corporation or Moody's Investors Service, Inc., respectively;

                  (f) deposits in money market funds investing exclusively in investments described in Section 9.03(c), 9.03(d) or 9.03(e);

                  (g) investments, loans or advances made by the Borrower in or to the Guarantors or by any Guarantor in or to Borrower or another Guarantor;

                  (h) investments by the Borrower in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto, and investments, loans or advances in connection with or related to farm-out agreements, farm-in agreements, joint operating agreements, joint venture or area of mutual interest agreements, processing facilities, seismic acquisition and evaluation, pipelines or other similar or customary arrangements made in the ordinary course of business, only insofar as they do not (i) reduce the net revenue interest of the Borrower or any Guarantor in any Oil and Gas Property for which value was given in the most recent Borrowing Base redetermination below the undivided net revenue interest specified for the Borrower or such Guarantor in the most recent Reserve Report utilized by the Administrative Agent and the Tranche A Lenders in determining the then effective Borrowing Base and/or (ii) increase the undivided working interest in any such Oil and Gas Property without a corresponding increase in the net revenue interest specified for the Borrower or such Guarantor in the most recent Reserve Report utilized by the Administrative Agent and the Tranche A Lenders in determining the then effective Borrowing Base;

                  (i) loans or advances to employees of the Borrower and the Guarantors in the ordinary course of business not to exceed an amount equal to $500,000 in the aggregate at any time outstanding.


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
                  (j) other investments, loans or advances not to exceed, in the aggregate at any time outstanding, an amount equal to $5,000,000.

                  (k) investments made pursuant to the Deferred Compensation
         Plan.

         Section 9.04 Dividends, Distributions and Redemptions. The Borrower will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of its assets to its stockholders, except that, if no Default exists or would result therefrom, the Borrower may (i) pay dividends on preferred stock issued and outstanding prior to June 30, 2000, (ii) redeem preferred stock with the proceeds of or in connection with the issuance of equity securities, and (iii) pay stock dividends only in common stock of the Borrower.

         Section 9.05 Sales and Leasebacks. Neither the Borrower nor any Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any Subsidiary shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby the Borrower or any Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Borrower or any Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred, provided, however, that the sale of Property undertaken pursuant to the Hanover Sales Documents shall not be deemed to be a sale and leaseback for purposes of the limitations on sales and leasebacks of Property contained in this Section 9.05.

         Section 9.06 Nature of Business. Neither the Borrower nor any Subsidiary will allow any material change to be made in the character of its business as an independent oil and gas exploration and production company.

         Section 9.07 Limitation on Leases. Neither the Borrower nor any Subsidiary will create, incur, assume or permit to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal including capital leases, but excluding leases of Hydrocarbon Interests) under leases or lease agreements for terms in excess of, or are noncancellable by the Borrower or such Subsidiary within, twelve months which would cause the aggregate amount of all payments made by the Borrower and its Subsidiaries pursuant to all such leases or lease agreements to exceed $2,000,000 in any period of twelve consecutive calendar months during the life of such leases.

         Section 9.08 Mergers, Etc. Neither the Borrower nor any Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person, except that, provided no Default or Change of Control exists or would result therefrom,
(i) any Subsidiary may merge into the Borrower (provided the Borrower is the surviving entity) or with any other Guarantor and (ii) the Borrower or any Subsidiary may merge with another Person if the Borrower or such Subsidiary is the surviving entity. The Borrower shall provide the Administrative Agent with at least 30 days prior written notice of any merger or consolidation permitted by this Section 9.08.


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
         Section 9.09 Proceeds of Notes; Letters of Credit. The Borrower will not permit the proceeds of the Notes or Letters of Credit to be used for any purpose other than those permitted by Section 7.07. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

         Section 9.10 ERISA Compliance. The Borrower will not at any time:

                  (a) Engage in, or permit any Subsidiary or ERISA Affiliate to engage in, any transaction in connection with which the Borrower, any Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

                  (b) Terminate, or permit any Subsidiary or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any material liability to the Borrower, any Subsidiary or any ERISA Affiliate to the PBGC;

                  (c) Fail to make, or permit any Subsidiary or ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto;

                  (d) Permit to exist, or allow any Subsidiary or ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

                  (e) Permit, or allow any Subsidiary or ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Borrower, any Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA;

                  (f) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

                  (g) Acquire, or permit any Subsidiary or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower, any Subsidiary or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets

         (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

                  (h) Incur, or permit any Subsidiary or ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

                  (i) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

                  (j) Amend or permit any Subsidiary or ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

         Section 9.11 Sale or Discount of Receivables. Neither the Borrower nor any Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable (other than in settlement of any past due accounts in the ordinary course of business and in accordance with prudent commercial practices).

         Section 9.12 Current Ratio. The Borrower will not permit its ratio of
(i) consolidated current assets, plus the amount equal to the difference between
(A) the Borrowing Base and (B) the sum of all Loans outstanding, plus LC Exposure to (ii) consolidated current liabilities (excluding current maturities of long term debt (determined in accordance with GAAP) and the undischarged balance of any production payments existing on the Closing Date) to be less than
1.0 to 1.0 at any time. For purposes of this Section 9.12, "consolidated current assets" shall mean assets which would, in accordance with GAAP, be included as current assets on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries and "consolidated current liabilities" shall mean liabilities which would, in accordance with GAAP, be included as current liabilities on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries.

         Section 9.13 Tangible Net Worth.

                  (a) Unless the Tranche A Majority Lenders otherwise consent, the Borrower will not permit its Tangible Net Worth at any time to be less than $80,000,000, plus 50% of the sum of the Borrower's after tax Consolidated Net Income for each fiscal quarter for which Consolidated Net Income is greater than $0.00, beginning with the fiscal quarter ending December 31, 2000.

                  (b) Unless the Majority Lenders otherwise consent, the Borrower will not permit its Tangible Net Worth at any time to be less than $75,000,000 plus fifty percent (50%) of the sum of the Borrower's after tax Consolidated Net Income for each fiscal quarter for which Consolidated Net Income is greater than $0.00, beginning with the fiscal quarter ending December 31, 2000.


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
         Section 9.14 Financial Charge Coverage Ratio.

                  (i) Unless the Tranche A Majority Lenders otherwise consent, the Borrower will not permit its Financial Charge Coverage Ratio (a) as of the end of any fiscal quarter of the Borrower ending June 30, 2003, or earlier to be less than 1.2 to 1.0; (b) as of the end of the fiscal quarters of the Borrower ending September 30, 2003 or December 31, 2003 to be less than 1.5 to 1.0; and (c) as of the end of any fiscal quarter of the Borrower ending thereafter to be less than 1.75 to 1.0.

                  (ii) Unless the Majority Lenders otherwise consent, the Borrower will not permit its Financial Charge Coverage Ratio (a) as of the end of any fiscal quarter of the Borrower ending June 30, 2003, or earlier to be less than 1.1 to 1.0; (b) as of the end of the fiscal quarters of the Borrower ending September 30, 2003 or December 31, 2003, to be less than 1.35 to 1.0; and (c) as of the end of any fiscal quarter of the Borrower ending thereafter to be less than 1.5 to 1.0.

                  (iii) For purposes of this Section 9.14, "Financial Charge Coverage Ratio" shall mean the ratio of (i) EBITDA for the immediately preceding four fiscal quarters of the Borrower and its Consolidated Subsidiaries to (ii) interest expense of, plus preferred dividends paid in cash by, the Borrower and its Consolidated Subsidiaries during such four fiscal quarters.

         Section 9.15 Interest Coverage Ratio.

                  (a) Unless the Tranche A Majority Lenders otherwise consent, the Borrower will not permit its Interest Coverage Ratio (a) as of the end of any fiscal quarter of the Borrower ending June 30, 2003, or earlier to be less than 1.3 to 1.0, (b) as of the end of the fiscal quarters of the Borrower ending September 30, 2003, or December 31, 2003, to be less than 1.6 to 1.0, and (c) as of the end of any fiscal quarter of the Borrower thereafter to be less than 2.25 to 1.0.

                  (b) Unless the Majority Lenders otherwise consent, the Borrower will not permit its Interest Coverage Ratio (a) as of the end of any fiscal quarter of the Borrower ending June 30, 2003, or earlier to be less than 1.25 to 1.0, (b) as of the end of the fiscal quarters of the Borrower ending September 30, 2003, or December 31, 2003, to be less than 1.5 to 1.0, and (c) as of the end of any fiscal quarter of the Borrower thereafter to be less than 2.0 to 1.0.

                  (c) For the purposes of this Section 9.15, "Interest Coverage Ratio" shall mean the ratio of (i) EBITDA for the immediately preceding four fiscal quarters of the Borrower and its Consolidated Subsidiaries to (ii) interest expense of the Borrower and its Consolidated Subsidiaries for such four fiscal quarters.

         Section 9.16 Sale of Oil and Gas Properties. The Borrower will not, and will not permit any Guarantor to, sell, assign, farm-out, convey or otherwise transfer any Oil and Gas Property or any interest in any Oil and Gas Property (a "Transfer") except for (i) the sale of Hydrocarbons in the ordinary course of business; (ii) farmouts of undeveloped acreage and assignments in connection with such farmouts; (iii) the sale or transfer of equipment that is no

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longer necessary for the business of the Borrower or such Guarantor or is contemporaneously replaced by equipment of at least comparable value and use; and (iv) during any consecutive 12 month period, sales in the ordinary course of business of Oil and Gas Properties which shall not exceed $5,000,000.00; provided, however, that upon any such Transfer of Oil and Gas Properties comprising a portion of the Collateral the Tranche A Lenders may reduce the Borrowing Base by an amount equal to 100% of the loan value of such Collateral and if a Borrowing Base Deficiency results therefrom, the Borrower shall concurrently with completing such Transfer, make a prepayment of the outstanding principal amount of the Loans sufficient to eliminate such Borrowing Base Deficiency. At the time of any Transfer associated with a Permitted Medusa Transaction described in clause (c) of the definition thereof, the Tranche A Lenders will, in their sole and absolute discretion, have the right to make an immediate redetermination of the Borrowing Base, and until such redetermination has been established (which shall occur within 30 days of notice to the Administrative Agent of such Permitted Medusa Transaction), neither the Tranche A Lenders nor the Tranche B Lenders will be under any obligation to lend monies, issue Letters of Credit, or otherwise extend credit to the Borrower under this Agreement. The Tranche A Lenders shall have the right, in their sole and absolute discretion, to set the Borrowing Base at any amount.

         Section 9.17 Environmental Matters. Neither the Borrower nor any Subsidiary will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.

         Section 9.18 Transactions with Affiliates. Neither the Borrower nor any Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

         Section 9.19 Intentionally Deleted.

         Section 9.20 Subsidiaries. The Borrower shall not and shall not permit any Subsidiary to sell or to issue any stock or ownership interest of a Subsidiary, except to the Borrower or any Guarantor and except in compliance with Section 9.03.

         Section 9.21 Negative Pledge Agreements. Except for provisions in Existing Subordinated Debt documents and the Duke Credit Agreement, neither the Borrower nor any Guarantor will create, incur, assume or permit to exist any contract, agreement or understanding (other than this Agreement and the Security Instruments, and the agreements and instruments creating Liens otherwise permitted under Section 9.02 with respect to the Property covered by such Liens only) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property or restricts any Guarantor from paying dividends to the Borrower, or which requires the consent of or notice to other Persons in connection therewith.

         Section 9.22 Gas Imbalances, Take-or-Pay or Other Prepayments. The Borrower will not allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or any Guarantor which would require the Borrower or any Guarantor to deliver in the aggregate five percent (5%) or more of their Hydrocarbons produced on a quarterly basis from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

         Section 9.23 Subordinated Debt. Neither the Borrower nor any Guarantor shall make any voluntary prepayment in respect of any Subordinated Debt or the Existing Subordinated Debt, nor will they make any other payment thereon that would not be allowed under the subordination provisions of any Subordinated Debt or the Existing Subordinated Debt. The Borrower will not amend, supplement or otherwise modify any instruments evidencing, or agreements relating to or executed in connection with, any Existing Subordinated Debt, in any manner which would have the effect of (i) accelerating the timing or amount of any scheduled payments of principal or interest thereon, (ii) increasing the rate of interest payable thereon or (iii) resulting in a Material Adverse Effect.

         Section 9.24 Duke Credit Agreement. Without the prior written consent of the Lenders, the Borrower will not, and will not permit any Subsidiary to, amend, supplement, restate or otherwise modify the Duke Credit Agreement or any other document executed in connection therewith that could adversely affect in any material respect the Lenders and their rights and remedies under any Loan Document, nor will the Borrower voluntarily prepay any of the Debt owing under the Duke Credit Agreement.

         Section 9.25 Hanover Agreements. Without the prior written consent of the Lenders, the Borrower will not, and will not permit any Subsidiary to, amend, supplement, restate or otherwise modify the Hanover Processing Agreement, the Hanover Sales Documents or any other document executed in connection therewith that could adversely affect in any material respect the Lenders and their rights and remedies under any Loan Document.

         Section 9.26 Permitted Medusa Transactions. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, so long as no Default or Event of Default has occurred and is continuing at the time Borrower or any of its Subsidiaries enters into any Permitted Medusa Transaction, the entering into and carrying out of such Permitted Medusa Transaction shall be allowed hereunder and shall not in itself constitute a breach of, non-compliance with, or Default or Event of Default under this Agreement or any other Loan Document.

                                   ARTICLE X

                           EVENTS OF DEFAULT; REMEDIES

         Section 10.01 Events of Default. One or more of the following events shall constitute an "Event of Default":

                  (a) the Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, or any reimbursement obligation for a disbursement made under any Letter of Credit, or any fees or other amount payable by it hereunder or under any Security Instrument and such default, other than a default of a payment or prepayment of principal (which shall have no cure period), shall continue unremedied for a period of three Business Days; or

                  (b) the Borrower or any Subsidiary shall default in the payment when due of any principal of or interest on any of its other Debt aggregating $500,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or

                  (c) any representation, warranty or certification made or deemed made herein or in any Security Instrument by the Borrower or any Subsidiary, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or any Security Instrument, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

                  (d) the Borrower shall default in the performance of any of its obligations under Article IX, Section 8.01(c) or any other Article of this Agreement other than under Article VIII (excluding Section 8.01(c)); or the Borrower shall default in the performance of any of its obligations under Article VIII or any Security Instrument (other than the payment of amounts due which shall be governed by Section 10.01(a)) and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof to the Borrower by the Administrative Agent or any Lender (through the Administrative Agent), or (ii) the Borrower otherwise becoming aware of such default; or

                  (e) the Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                  (f) the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                  (g) a proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower of all or any substantial part of its assets, or
         (iii) similar relief in respect of


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         the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against the Borrower shall be entered in an involuntary case under the Federal Bankruptcy Code; or

                  (h) a judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate shall be rendered by a court against the Borrower or any Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Borrower or such Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (i) the Security Instruments after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower shall so state in writing; or

                  (j) a Change of Control occurs;

                  (k) Any Guarantor takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (e), (f), (g) or (h) or if any provision of any guaranty agreement related thereto shall for any reason cease to be valid and binding on such Guarantor or if such Guarantor shall so state in writing;

                  (l) a default or event of default (as defined thereunder) shall occur under the Duke Credit Agreement; or

                  (m) an Event of Default (as defined thereunder) shall occur under the Hanover Processing Agreement or Hanover Sales Documents.

         Section 10.02 Remedies.

                  (a) In the case of an Event of Default other than one referred to in clauses (e), (f) or (g) of Section 10.01 or in clause (k) to the extent it relates to clauses (e), (f) or (g), the Administrative Agent, upon request of the Majority Lenders, shall, by notice to the Borrower, cancel the Commitments (in whole or part) and/or declare the principal amount then outstanding of, and the accrued interest on all (but not less than all) of, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in
         Section 2.10(b)) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of


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
         intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                  (b) In the case of a continuing Event of Default referred to in clause (a) of Section 10.01, if the Majority Lenders have not accelerated the Loans within thirty (30) days after the Administrative Agent or any Tranche A Lender gives notice of the occurrence of such Event of Default to the Tranche B Lenders, the Administrative Agent, upon request of the Tranche A Majority Lenders, shall, by notice to the Borrower, cancel the Commitments (in whole or part) and/or declare the principal amount then outstanding of, and the accrued interest on, all (but not less than all) of the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b)) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                  (c) In the case of a continuing Event of Default referred to in clause (a) of Section 10.01 as a result of a default by the Borrower in the timely payment of interest on the Tranche B Loans then, if any such interest is at least one-hundred eighty (180) days past due, the Administrative Agent, upon request of the Tranche B Majority Lenders, shall, by notice to the Borrower, cancel the Commitments (in whole or part) and/or declare the principal amount then outstanding of, and the accrued interest on, all (but not less than all) of the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b)) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                  (d) In the case of the occurrence of an Event of Default referred to in clauses (e), (f) or (g) of Section 10.01 or in clause
         (k) to the extent it relates to clauses (e), (f) or (g), the Commitments shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b)) shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                  (e) In the case of an acceleration of the Loans pursuant to the foregoing clauses (a), (b), (c) or (d) of this Section 10.02, or if the Borrower defaults in the full and complete payment of all of the Loans or other Obligations due on the Revolving Credit Termination Date, then the Administrative Agent, upon request of either the Tranche A Majority Lenders or the Tranche B Majority Lenders, shall take reasonable actions to liquidate the Collateral.


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
                  (f) All proceeds received after maturity of the Notes, whether by acceleration or otherwise shall be applied as provided in Section 3.03.

         Section 10.03 Special Right to Cure. If any Default occurs, the Tranche B Lenders, or their agent or nominee, shall have the right, but not the duty, prior to acceleration or maturity of any of the Obligations, to cure such Default on behalf of the Borrower and the Guarantors. The Borrower will, on demand, reimburse the Tranche B Lenders, or their agent or nominee, for any costs or expenses incurred in effecting such cure.

                                   ARTICLE XI

                            THE ADMINISTRATIVE AGENT

         Section 11.01 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the Security Instruments with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and the Security Instruments, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 shall include reference to its Affiliates and its and its Affiliates' officers, directors, employees, attorneys, accountants, experts and agents): (i) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of the Loan Documents be a trustee or fiduciary for any Lender; (ii) makes no representation or warranty to any Lender and shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by the Borrower or any other Person (other than the Administrative Agent) to perform any of its obligations hereunder or thereunder or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower, its Subsidiaries or any other obligor or guarantor; (iii) except pursuant to Section 11.07 shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith including its own ordinary negligence, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents, accountants, attorneys and experts and shall not be responsible for the negligence or misconduct of any such agents, accountants, attorneys or experts selected by it in good faith or any action taken or omitted to be taken in good faith by it in accordance with the advice of such agents, accountants, attorneys or experts. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent. The Administrative Agent is authorized to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents.

         Section 11.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by


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telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent.

         Section 11.03 Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or of fees or failure to reimburse for Letter of Credit drawings) unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default." In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. In the event of a payment Default, the Administrative Agent shall give each Lender prompt notice of each such payment Default.

         Section 11.04 Rights as a Lender. With respect to its Commitments and the Loans made by it and its participation in the issuance of Letters of Credit, Wachovia (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Wachovia (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Administrative Agent, and Wachovia and its Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         Section 11.05 INDEMNIFICATION. THE LENDERS AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT AND THE ISSUING BANK RATABLY IN ACCORDANCE WITH THEIR PERCENTAGE SHARES FOR THE INDEMNITY MATTERS AS DESCRIBED IN SECTION 12.03 TO THE EXTENT NOT INDEMNIFIED OR REIMBURSED BY THE BORROWER UNDER SECTION 12.03, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SAID SECTION 12.03 AND FOR ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT OR THE ISSUING BANK IN ANY WAY RELATING TO OR ARISING OUT
OF: (I) THIS AGREEMENT, THE SECURITY INSTRUMENTS OR ANY OTHER DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY, BUT EXCLUDING, UNLESS A DEFAULT HAS OCCURRED AND IS CONTINUING, NORMAL ADMINISTRATIVE COSTS AND EXPENSES INCIDENT TO THE PERFORMANCE OF ITS AGENCY DUTIES HEREUNDER OR (II) THE ENFORCEMENT OF ANY OF THE TERMS OF THIS AGREEMENT, ANY SECURITY INSTRUMENT OR OF ANY SUCH OTHER DOCUMENTS; WHETHER OR NOT ANY OF THE FOREGOING SPECIFIED IN THIS SECTION 11.05 ARISES FROM THE SOLE OR CONCURRENT NEGLIGENCE OF THE ADMINISTRATIVE AGENT OR THE ISSUING BANK, PROVIDED THAT: (A) NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ADMINISTRATIVE AGENT;


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AND (B) NO TRANCHE B LENDER SHALL INDEMNIFY THE ISSUING BANK FOR ANY MATTERS
INVOLVING LETTERS OF CREDIT.

         Section 11.06 Non-Reliance on Administrative Agent and other Lenders. Each Lender acknowledges and agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its decision to enter into this Agreement, and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement, the Notes, the Security Instruments or any other document referred to or provided for herein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Administrative Agent or any of its Affiliates. In this regard, each Lender acknowledges that Winstead Sechrest & Minick P.C., is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each Lender will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein. Except for breach of the express terms of the Loan Documents, or the gross negligence or willful misconduct of the Administrative Agent or any of the Tranche A Lenders, neither the Administrative Agent nor the Tranche A Lenders, respectively, shall have any liability to the Tranche B Lenders of any kind with respect to the manner or time in which the Administrative Agent or Tranche A Lenders elect to exercise (or refrain from exercising) any of their rights or remedies under the Loan Documents with respect to the Tranche A Loans, the Tranche B Loans, the LC Exposure, Borrower, any Guarantor, or any of Borrower's or any Guarantor's assets. The Tranche B Lenders acknowledge and agree that the Tranche A Lenders may exercise any of their rights and remedies under this Agreement and the other Loan Documents in any way and to any extent provided for in the Loan Documents, without any implied obligations to the Tranche B Lenders. Similarly, except for breach of the express terms of the Loan Documents, or the gross negligence or willful misconduct of any of the Tranche B Lenders, the Tranche B Lenders shall have no liability to the Tranche A Lenders of any kind with respect to the manner or time in which the Tranche B Lenders elect to exercise (or refrain from exercising) any of their rights or remedies under the Loan Documents with respect to the Tranche B Loans, Borrower, any Guarantor, or any of Borrower's or any Guarantor's assets. The Tranche A Lenders acknowledge and agree that the Tranche B Lenders may exercise any of their rights and remedies under this Agreement and the other Loan Documents in any way and to any extent provided for in the Loan Documents, without any implied obligations to the Tranche A Lenders. The Tranche B Lenders waive any right the Tranche B Lenders might otherwise have to require a marshalling of any assets or security held for all or any part of the Obligations owed to the Tranche A Lenders or, except as otherwise provided for herein, to direct or affect the manner or timing with which the Tranche A Lenders enforce any of their rights and remedies with respect to the Collateral.


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
         Section 11.07 Action by Administrative Agent. Except for action or other matters expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall (i) receive written instructions from the Majority Lenders (or the Tranche A Majority Lenders or the Tranche B Majority Lenders as expressly required by Section 10.02 or all of the Lenders as expressly required by Section 12.04) specifying the action to be taken, and (ii) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions of the Majority Lenders (or the Tranche A Majority Lenders or the Tranche B Majority Lenders as expressly required by
Section 10.02 or all of the Lenders as expressly required by Section 12.04) and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, the Administrative Agent shall take such action with respect to such Default as shall be directed by the Majority Lenders, the Tranche A Majority Lenders or the Tranche B Majority Lenders, as applicable (or all of the Lenders as required by Section 12.04) in the written instructions (with indemnities) described in this Section 11.07, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement and the Loan Documents or applicable law.

         Section 11.08 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent with the consent of the Borrower (such consent not to be unreasonably withheld). If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent with the consent of the Borrower (such consent not to be unreasonably withheld). Upon the acceptance of such appointment hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article XI and
Section 12.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.


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


                                  ARTICLE XII

                                  MISCELLANEOUS

         Section 12.01 Waiver. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         Section 12.02 Notices. All notices and other communications provided for herein and in the other Loan Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the other Loan Documents) shall be given or made in writing by telex, telecopy, courier or U.S. Mail and telexed, telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or in the Loan Documents or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in the other Loan Documents, all such communications shall be deemed to have been duly given when transmitted, if transmitted before 1:00 p.m. local time on a Business Day (otherwise on the next succeeding Business Day) by telex or telecopier and evidence or confirmation of receipt is obtained, or personally delivered or, in the case of a mailed notice, three (3) Business Days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

         Section 12.03 Payment of Expenses, Indemnities, etc.

                  (a)      The Borrower agrees:

                           (i) whether or not the transactions hereby
                  contemplated are consummated, to pay

                                    (x) all reasonable third party expenses of
                           the Tranche B Lenders in connection with the negotiation, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and the refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of counsel and other outside consultants for the Tranche B Lenders), and promptly to reimburse the Tranche B Lenders for all amounts expended, advanced or incurred by them or their agent or nominee to satisfy any obligation of the Borrower under this Agreement or any Loan Document, including, without limitation, all costs and expenses of foreclosure; provided, however, that neither Borrower nor any Guarantor shall be responsible for, or have any obligation; to pay for any such out-of-pocket expenses in excess of, in the aggregate, the sum of $150,000 (taking into account payments made using the expense


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

                           deposit previously paid to the Tranche B Lenders by the Borrower on or about May 15, 2002 in the amount of $50,000) in connection with the Closing, so long as the Closing occurs prior to August 15, 2002.

                                    (y) all reasonable expenses of the
                           Administrative Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Administrative Agent, the cost of environmental audits, surveys and appraisals at reasonable intervals, the reasonable fees and disbursements of counsel and other outside consultants for the Administrative Agent and, in the case of enforcement, the reasonable fees and disbursements of counsel for the Administrative Agent and any of the Tranche A Lenders); and promptly reimburse the Administrative Agent for all amounts expended, advanced or incurred by the Administrative Agent or the Tranche A Lenders to satisfy any obligation of the Borrower under this Agreement or any Security Instrument, including without limitation, all costs and expenses of foreclosure;

                           (ii) TO INDEMNIFY THE ADMINISTRATIVE AGENT AND EACH
                  LENDER AND EACH OF THEIR AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF ANY OF THE LOANS OR LETTERS OF CREDIT, (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS,
                  (III) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES, (IV) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY SECURITY INSTRUMENT OR THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS, (VI) THE ISSUANCE, EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT, OR (VII) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE MANUALLY EXECUTED DRAFT(S) AND CERTIFICATION(S), (VIII) ANY ASSERTION


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

                  THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS OR (IX) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS BETWEEN THE LENDERS OR ANY LENDER AND THE ADMINISTRATIVE AGENT OR A LENDER'S SHAREHOLDERS AGAINST THE ADMINISTRATIVE AGENT OR LENDER OR BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF ANY INDEMNIFIED PARTY; AND

                           (iii) TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO
                  TIME THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES,
                  (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY, (III) DUE TO PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS; PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS
                  SECTION 12.03(A)(III) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

                  (b) No Indemnified Party may settle any claim to be indemnified without the consent of the Borrower, such consent not to be unreasonably withheld; provided, that the Borrower may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the Borrower does not have the financial ability to pay all its obligations outstanding and asserted against the Borrower at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 12.03.


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

                  (c) In the case of any indemnification hereunder, the Administrative Agent or Lender, as appropriate shall give notice to the Borrower of any such claim or demand being made against the Indemnified Party and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrower provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrower and such Indemnified Party.

                  (d) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

                  (e) The Borrower's obligations under this Section 12.03 shall survive any termination of this Agreement and the payment of the Notes and shall continue thereafter in full force and effect.

                  (f) The Borrower shall pay any amounts due under this Section
         12.03 within thirty (30) days of the receipt by the Borrower of notice of the amount due.

         Section 12.04 Amendments, Etc. Any provision of this Agreement or any Security Instrument may be amended, modified or waived with the Borrower's and the Majority Lenders' prior written consent; provided that (i) no amendment, modification or waiver which extends the final maturity of the Loans, increases the Aggregate Maximum Credit Amounts, forgives the principal amount of any Obligations outstanding under this Agreement, releases any guarantor of the Obligations or releases all or substantially all of the collateral, reduces the interest rate applicable to the Loans or the fees payable to the Lenders generally, affects Section 2.03(a), this Section 12.04 or Section 12.06(a), or modifies the definition of "Tranche A Majority Lenders, "Tranche B Majority Lenders," or "Majority Lenders" shall be effective without consent of all Lenders; (ii) no amendment, modification or waiver which increases the Maximum Credit Amount of any Lender shall be effective without the consent of such Lender; (iii) no amendment, modification or waiver which modifies the rights, duties or obligations of the Administrative Agent shall be effective without the consent of the Administrative Agent; (iv) no amendment which increases the Borrowing Base shall be effective without the written consent of all the Tranche A Lenders; (v) this Section 12.04 does not restrict or limit the application of any other provision hereof that expressly authorizes particular Lenders to consent to particular matters, such as the provisions of Sections 9.13(a), 9.14(a), and 9.15(a) which allow the Tranche A Majority Lenders to consent (if they choose) to the Borrower's failure to comply with certain specified financial requirements; and (vi) the Tranche B Lenders shall not, without all of the Tranche A Lenders' prior written consent, settle any claim it now has or may at any time


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hereafter have against Borrower or any Guarantor at any time that any of the
Obligations to any of the Tranche A Lenders remain outstanding and/or any of the Tranche A Lenders remain committed to extend any credit to Borrower, or any Letters of Credit remain outstanding unless they have been fully cash collateralized as required by Section 2.10 pursuant to documents in form and substance satisfactory to the Administrative Agent.

         Section 12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 12.06 Assignments and Participations.

                  (a) The Borrower may not assign its rights or obligations hereunder or under the Notes or any Letters of Credit without the prior consent of all of the Lenders and the Administrative Agent.

                  (b) Any Lender may, upon the written consent of the Administrative Agent and, if no Event of Default has occurred and is continuing, the Borrower (which consent will not be unreasonably withheld), assign to one or more assignees all or a portion of its rights and obligations under this Agreement pursuant to an Assignment Agreement substantially in the form of Exhibit E-1 (for Tranche A Lenders) and Exhibit E-2 (for Tranche B Lenders) (an "Assignment"); provided, however, that (i) any such assignment of a partial interest in a Note shall be in the amount of at least $5,000,000 or such lesser amount to which the Borrower has consented; (ii) the assignee or assignor shall pay to the Administrative Agent a processing and recordation fee of $3,500 for each assignment; and (iii) no consent of the Administrative Agent or the Borrower shall be required for any assignment by a Lender to any Lender or any nominee or Affiliate of any Lender. Any such assignment will become effective upon the execution and delivery to the Administrative Agent of the Assignment and the consent of the Administrative Agent and, if applicable, the Borrower. Promptly after receipt of an executed Assignment, the Administrative Agent shall send to the Borrower a copy of such executed Assignment. Upon receipt of such executed Assignment, the Borrower, will, at its own expense, execute and deliver new Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this Section 12.06(b), the assignee will become a "Lender," if not already a "Lender," for all purposes of this Agreement and the Loan Documents. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder except that its rights under Sections 4.06, 5.01, 5.05 and 12.03 shall not be affected). The Administrative Agent will prepare on the last Business Day of each month during which an assignment has become effective pursuant to this
         Section 12.06(b), a new Annex I giving effect to all such assignments effected during such month, and will promptly provide the same to the Borrower and each of the Lenders.

                  (c) Each Lender may transfer, grant or assign participations in all or any part of such Lender's interests hereunder pursuant to this Section 12.06(c) to any Person, provided that: (i) such Lender shall remain a "Lender" for all purposes of this Agreement


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

         and the transferee of such participation shall not constitute a "Lender" hereunder; and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of any of the Loan Documents except to the extent such amendment or waiver would (x) forgive any principal owing on any Obligations or extend the final maturity of the Loans, (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the Commitments or Loans or Letters of Credit in which such participant is participating, or postpone the payment of any thereof, or (z) release any guarantor of the Obligations or release all or substantially all of the collateral (except as provided in the Loan Documents) supporting any of the Commitments or Loans or Letters of Credit in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the Security Instruments (the participant's rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation), and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided that such participant shall be entitled to receive -------- additional amounts under Article V on the same basis as if it were a Lender and be indemnified under Section 12.03 as if it were a Lender. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 12.15.

                  (d) The Lenders may furnish any information concerning the Borrower in the possession of the Lenders from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree to be bound by the provisions of Section 12.15.

                  (e) Notwithstanding anything in this Section 12.06 to the contrary, any Lender may assign and pledge its Note to any Federal Reserve Bank. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

                  (f) Notwithstanding any other provisions of this Section 12.06, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

                  (g) Upon request of the Tranche B Lenders given at any time during the continuance of any Event of Default, the Tranche A Lenders shall assign to the Tranche B Lenders (or their nominee) the Tranche A Loans and the Tranche A Notes, in whole but not in part, for a purchase price equal to the principal and accrued interest plus all unpaid fees and expenses so assigned; provided, however, that the Borrower shall have cash collateralized an amount equal to the entire LC Exposure by executing such instruments and documents that any of the Tranche A Lenders shall request in an amount equal to the LC Exposure.

         Section 12.07 Invalidity. In the event that any one or more of the provisions contained in any of the Loan Documents, the Letters of Credit, or the Letter of Credit Agreements shall, for


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

any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or any other Loan Document.

         Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         Section 12.09 References; Use of Word "Including". The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section or Article shall be deemed to refer to the applicable Section or Article of this Agreement unless otherwise stated herein. Any reference herein to an exhibit, schedule, or other attachment shall be deemed to refer to the applicable exhibit, schedule, or other attachment attached hereto unless otherwise stated herein. The word "including", "includes" and words of similar import means "including, without limitation".

         Section 12.10 Survival. The obligations of the parties under Section 4.06, Article V, and Sections 11.05 and 12.03 shall survive the repayment of the Loans and the termination of the Commitments. To the extent that any payments on the Obligations or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent's and the Lenders' Liens, security interests, rights, powers and remedies under this Agreement and each Security Instrument shall continue in full force and effect. In such event, each Security Instrument shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

         Section 12.11 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         Section 12.12 NO ORAL AGREEMENTS. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 12.13 GOVERNING LAW; SUBMISSION TO JURISDICTION.

                  (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CHARGE


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

         INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED. CH. 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR THE NOTES.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE ADMINISTRATIVE AGENT OR ANY LENDER FROM OBTAINING JURISDICTION OVER THE BORROWER IN ANY COURT OTHERWISE HAVING JURISDICTION.

                  (c) THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER OR ITS PROPERTIES IN ANY OTHER JURISDICTION.

                  (d) THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES;
         (III) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE, AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (IV) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.13.


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

         Section 12.14 Interest. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.14 and
(ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.14. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate, such Lender elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect.

         Section 12.15 Confidentiality. In the event that the Borrower or any Subsidiary provides to the Administrative Agent or the Lenders confidential information belonging to the Borrower or such Subsidiary, which the Borrower or any Subsidiary shall designate in writing as "confidential", the Administrative Agent and the Lenders shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not


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

apply to such portions of the information which (i) are in the public domain,
(ii) hereafter become part of the public domain without the Administrative Agent or the Lenders breaching their obligation of confidence to the Borrower, (iii) are previously known by the Administrative Agent or the Lenders from some source other than the Borrower, (iv) are hereafter developed by the Administrative Agent or the Lenders without using the Borrower's information, (v) are hereafter obtained by or available to the Administrative Agent or the Lenders from a third party who owes no obligation of confidence to the Borrower with respect to such information or through any other means other than through disclosure by the Borrower, (vi) are disclosed with the Borrower's consent, (vii) must be disclosed either pursuant to any Governmental Requirement or to Persons regulating the activities of the Administrative Agent or the Lenders, or (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding. Further, the Administrative Agent or a Lender may disclose any such information to any other Lender, or any Affiliate of any Lender any independent petroleum engineers or consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Agreement or any Security Instrument, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; provided, however, that the Administrative Agent or the Lenders shall receive a confidentiality agreement from the Person to whom such information is disclosed such that said Person shall have the same obligation to maintain the confidentiality of such information as is imposed upon the Administrative Agent or the Lenders hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three (3) years from the date the information was furnished, unless the Borrower requests in writing at least thirty (30) days prior to the expiration of such three year period, to maintain the confidentiality of such information for an additional three year period. The Borrower waives any and all other rights it may have to confidentiality as against the Administrative Agent and the Lenders arising by contract, agreement, statute or law except as expressly stated in this Section 12.15.

         Section 12.16 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE SECURITY INSTRUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE SECURITY INSTRUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."


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         Section 12.17 Hedging Agreement Substitution of Collateral. If the
Obligations are paid in full and this Agreement is terminated, the Administrative Agent and the Lenders shall execute and deliver or cause to be executed and delivered such instruments of satisfaction and reassignment as may be appropriate in order to release all liens and security interests created by the Security Instruments, provided, however, that in lieu of paying off any such Obligations arising under any Hedging Agreement with any Lender or Affiliate of any Lender, the Borrower may provide substitute credit support under a standard form ISDA Credit Support Annex acceptable to such Lender (or its Affiliate) in the form of a letter of credit or cash equivalents in an amount equal to 110% of the then current exposure under such Hedging Agreement.

         Section 12.18 Amendment, Restatement and Rearrangement of Prior Debt. The parties hereto agree that to the extent the Prior Debt is refinanced with proceeds of Loans hereunder, this Agreement amends, restates and rearranges such Prior Debt pursuant to the terms and conditions of this Agreement.

         Section 12.19 Obligations as Senior Indebtedness; Specified Senior Indebtedness. It is the intent of all the parties hereto that all of the Obligations arising under this Agreement and the other Loan Documents shall constitute (and to the extent, if any, required are hereby designated by Borrower to constitute) (i) "Senior Indebtedness" and Debt arising under the "Senior Secured Credit Facility" as such terms are defined in the Duke Credit Agreement, and (ii) "Senior Indebtedness" and "Specified Senior Indebtedness" as such terms are defined in the indentures governing the Existing Subordinated Debt. This Agreement and the other Loan Documents represent (i) the "Senior Secured Credit Facility," as defined in the Duke Credit Agreement, and (ii) the "Credit Facility" as defined in the indentures governing the Existing Subordinated Debt. Notwithstanding the foregoing, the acknowledgment of intent contained in this Section 12.19 shall not be deemed to modify or amend any provision of this Agreement or any of the other Loan Documents.


                         [SIGNATURES BEGIN ON NEXT PAGE]

         The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


BORROWER:                         CALLON PETROLEUM COMPANY


                                  By: _____________________________
                                      John S. Weatherly
                                      Senior Vice President and
                                      Chief Financial Officer

                                      Address for Notices:

                                      P.O. Box 1287, Natchez, MS  39121-1287; or
                                      200 North Canal Street, Natchez, MS  39120
                                      Telecopier No.:  601-446-1410
                                      Telephone No.:  601-442-1601
                                      Attention:  Rodger W. Smith, Treasurer

ADMINISTRATIVE AGENT
and LENDER:                       WACHOVIA BANK, NATIONAL ASSOCIATION,
                                  individually and as Administrative Agent

                                  By: _______________________________________
                                      Russell T. Clingman
                                      Vice President

                                  Lending Office for Base Rate Loans and LIBOR
                                  Loans:

                                  301 South College Street
                                  Charlotte, North Carolina  28288


                                  Address for Notices:

                                  301 South College Street
                                  Charlotte, North Carolina  28288
                                  Telecopier No.: 704-383-0288
                                  Telephone No.: 704-374-2698
                                  Attention: Syndication Agency Services

                                  With copy to:

                                  Wachovia Securities, Inc.
                                  1001 Fannin, Suite 2255
                                  Houston, Texas  77002
                                  Telecopier No.:  (713) 650-6354
                                  Telephone No.:  (713) 346-2716
                                  Attention:  Russell Clingman

LENDERS:                          UNION BANK OF CALIFORNIA, N.A.


                                  By: _______________________________________
                                      Ali Ahmed
                                      Vice President


                                  By: _______________________________________
                                      Damien Meiburger
                                      Senior Vice President


                                  Lending Office for Base Rate Loans and LIBOR
                                  Loans:

                                  Energy Capital Services - Monterey
                                  Park Office
                                  601 Potrero Grande Drive, #4-957-161
                                  Monterey Park, CA  91754

                                  Address for Notices:

                                  Energy Capital Services - Dallas Office
                                  500 N. Akard, Suite 4200
                                  Dallas, TX  75201

                                  Telecopier No.:  (214) 922-4209
                                  Telephone No.:  (214) 922-4200
                                  Attention:  Ali Ahmed

                                  With copy to:

                                  Energy Capital Services - Dallas Office
                                  500 N. Akard, Suite 4200
                                  Dallas, TX  75201

                                  Telecopier No.:  (214) 922-4209
                                  Telephone No.:  (214) 922-4200
                                  Attention:  Hannah Payne

                                  TCW DEBT AND ROYALTY FUND VI, L.P., a
                                  California limited partnership

                                  By: TCW Asset Management Company, a California
                                      corporation, as General Partner

                                      By:  _____________________________________
                                           Kurt A. Talbot, Senior Vice President

                                      By:  _____________________________________
                                           Randall S. Wade, Vice President

                                  TCW DEBT AND ROYALTY FUND VIB, L.P., a
                                  California limited partnership

                                  By: TCW Asset Management Company, a California
                                      corporation, as General Partner

                                      By:  ___________________________________
                                           Kurt A. Talbot, Senior Vice President

                                      By:  ___________________________________
                                           Randall S. Wade, Vice President

                                  TCW ASSET MANAGEMENT COMPANY, a California corporation, as Investment Manager pursuant to the Investment Management and Custody Agreement dated as of October 27, 1997 between University of Notre Dame du Lac, TCW Asset Management Company and Trust Company of the West

                                  By:  ________________________________________
                                       Kurt A. Talbot, Senior Vice President

                                  By:  ________________________________________
                                       Randall S. Wade, Vice President

                                  TCW ASSET MANAGEMENT COMPANY, a California corporation, as Investment Manager pursuant to the Investment Management and Custody Agreement dated as of October 24, 1997 between William N. Pennington Separate Property Trust dated January 1, 1991, TCW Asset Management Company and Trust Company of the West

                                  By:  ________________________________________
                                       Kurt A. Talbot, Senior Vice President

                                  By:  ________________________________________
                                       Randall S. Wade, Vice President

                                  TCW ASSET MANAGEMENT COMPANY, a California corporation, as Investment Manager pursuant to the Investment Management Agreement dated as of October 27, 1997 between Delta Air Lines, Inc., TCW Asset Management Company and Trust Company of the West

                                  By:  ________________________________________
                                       Kurt A. Talbot, Senior Vice President

                                  By:  ________________________________________
                                       Randall S. Wade, Vice President

                                 LION II CUSTOM INVESTMENTS LLC
                                 LIFE INSURANCE COMPANY OF GEORGIA
                                 SECURITY LIFE OF DENVER INSURANCE COMPANY
                                 SOUTHLAND LIFE INSURANCE COMPANY

                                 By:  ING Investment Management Inc., their
                                      agent

                                      By:  TCW Asset Management Company, a
                                      California corporation
                                      Its:  Authorized Signatory

                                      By:  ___________________________________
                                           Kurt A. Talbot, Senior Vice President

                                      By:  ___________________________________
                                           Randall S. Wade, Vice President


                             Address for notices for each of the Tranche B Lenders listed above:

                             TCW Asset Management Company
                             865 S. Figueroa
                             Los Angeles, California 90017
                             Attention: Thomas F. Mehlberg
                             Telephone: (213) 244-0702
                             Telecopy:  (213) 244-0604

                             with a copy to:

                             TCW Asset Management Company
                             1000 Louisiana, Suite 2175
                             Houston, Texas 77002
                             Attention: Kurt Talbot
                             Telephone: (713) 615-7413
                             Telecopy:  (713) 615-7460

                              CONSENT OF GUARANTORS

         Each Guarantor hereby consents and agrees to the terms of this Agreement and agrees that each and every guaranty agreement previously executed in connection with the Prior Credit Agreement as well as each and every guaranty agreement executed in connection with this Agreement continues to be and shall be, legal, valid, and binding obligations of each Guarantor enforceable against each Guarantor in accordance with its terms.

         WITNESS THE EXECUTION HEREOF, as of the _______ day of June, 2002.

                                      CALLON PETROLEUM OPERATING COMPANY,
                                      a Delaware corporation

                                      By:  ____________________________________
                                      Name: ___________________________________
                                      Title: __________________________________


                                      CALLON OFFSHORE PRODUCTION, INC.,
                                      a Mississippi corporation

                                      By:  ____________________________________
                                      Name: ___________________________________
                                      Title: __________________________________


                                      MISSISSIPPI MARKETING, INC.,
                                      a Mississippi corporation

                                      By:  ____________________________________
                                      Name: ___________________________________
                                      Title: __________________________________